UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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INTEGRA LIFESCIENCES HOLDINGS CORPORATION

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1100 CAMPUS ROAD

PRINCETON, NEW JERSEY, 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

To the Stockholders of Integra LifeSciences Holdings Corporation:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Meeting”) of Integra LifeSciences Holdings Corporation (the “Company”) will be held as, and for the purposes, set forth below:

TIME	9:00 a.m. local time on Wednesday, May 13, 2020

PLACE	Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540

ITEMS OF BUSINESS	1. To elect nine directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2020.

3. To vote on a non-binding resolution to approve the compensation of our named executive officers.

4. To act upon any other matters properly coming before the Meeting or any adjournment or postponement thereof.

RECORD DATE	Holders of record of the Company’s common stock at the close of business on March 30, 2020 are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the Company’s headquarters located at 1100 Campus Road, Princeton, New Jersey.

ANNUAL REPORT	The 2019 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT	In order to avoid additional soliciting expense to the Company, please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Meeting. If you attend the Meeting and wish to vote your shares in person, arrangements will be made for you to do so.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website and filed with the SEC as proxy material.

By order of the Board of Directors,

/s/ ERIC SCHWARTZ

Eric Schwartz
Executive Vice President, Chief Legal Officer and Secretary

Princeton, New Jersey

April 8, 2020

If you do not vote your shares on the Election of Directors, your brokerage firm may not vote them for you; your shares will remain unvoted.

Therefore, it is very important that you vote your shares for all proposals, including the Election of Directors (Proposal 1), and the non-binding resolution to approve the compensation of our named executive officers (Proposal 3), each of which are viewed as “non-routine” matters for which brokerage firms may not vote for you without your instructions.

i

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

1100 CAMPUS ROAD

PRINCETON, NEW JERSEY 08540

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2020. The proxy statement and annual report to security holders are available on our internet site at

http://investor.integralife.com/financials.cfm

PURPOSE OF MEETING

We are providing this Proxy Statement to holders of our common stock in connection with the solicitation by the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) of proxies to be voted at the Company’s 2020 Annual Meeting of Stockholders (the “Meeting”) and at any adjournments or postponements thereof. The Meeting will begin at 9:00 a.m. local time on Wednesday, May 13, 2020 at the Company’s Princeton facility, 1100 Campus Road, Princeton, New Jersey, 08540. We are first mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the form of proxy to stockholders of the Company on or about April 8, 2020.

At the Meeting, we will ask the stockholders of the Company to consider and vote upon:

(i) the election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (see “Proposal 1. Election of Directors”);

(ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2020 (see “Proposal 2. Ratification of Independent Registered Public Accounting Firm”); and

(iii) a non-binding resolution to approve the compensation of our named executive officers (see “Proposal 3. Advisory Vote on Named Executive Officer Compensation”).

We know of no other matters that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in accordance with their best judgment.

RECORD DATE

As of March 30, 2020, the record date for the Meeting, 84,807,726 shares of our common stock were outstanding. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

VOTING AND REVOCABILITY OF PROXIES

Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote in person or by proxy on all matters that properly come before the Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of voting at the Meeting. Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as “present” for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares. Brokers and other nominees have discretionary voting power to vote generally only on routine proposals. At our annual meeting, the only proposal over which brokers will have discretionary authority to vote without having received specific voting instructions from the beneficial owner of the shares is the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2020 fiscal year (Proposal 2). In all other instances, brokers and other shareowners of record who serve as nominees for a beneficial owner may not vote on a proposal without having voting instructions from the beneficial owner.

If we fail to obtain a quorum for the Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.

The Board of Directors is soliciting the enclosed proxy for use in connection with the Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with any instructions indicated on such proxies. For Proposals 1, 2, and 3 you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Meeting or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to: Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary. Beneficial owners of our common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy, and may not revoke their proxy by one of the methods set forth above.

We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and will pay such firm a fee of $9,500 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of common stock.

CRITERIA FOR BOARD MEMBERSHIP AND DIRECTOR QUALIFICATIONS

When considering a candidate for nomination as a director, the Board of Directors and the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the candidate’s personal and professional integrity, ethics and values, experience in corporate management and a general understanding of sales, marketing, finance, operations, compliance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company’s business, and practical and mature business judgment, including the ability to make independent analytical inquiries. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders that it does to new nominees. In addition, for candidates who are currently serving as directors, the Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Further, the Board reviews the overall business acumen and experience of each director and considers how that individual could work together with the rest of the Board in serving the Company and its stockholders. Each of our Board members has particular attributes, skills and experiences that contribute to a well-rounded Board. We describe below the particular experiences, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a member of our Board.

As indicated in “Information Concerning Meetings, Executive Sessions and Director Independence — Nominating and Corporate Governance Committee,” on pages 8-9, the Board has an objective, for its Board membership composition, to assemble a group of directors that can support the business in achieving its goals and represent stockholder interests through the exercise of sound business judgment using its diversity of experience and background. Both the Nominating and Corporate Governance Committee and the Board consider a broad range of diversity characteristics for this purpose. The Board of Directors and the Nominating and Corporate Governance Committee evaluate each individual candidate for nomination as a director in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound business judgment and drawing on the diversity of its members. The Board of Directors and the Nominating and Corporate Governance Committee does not have a formal policy on diversity, and consider diversity characteristics broadly, including in terms of viewpoints, backgrounds, experience, skill sets, education and personal attributes including gender and race. In addition, the Board of Directors and the Nominating and Corporate Governance Committee believe that the Company and its stockholders benefit from a Board of Directors that combines the fresh perspectives brought by newer directors with the extensive industry and company-specific knowledge of longer-tenured directors, and consider director tenure when making director nomination decisions.

PROPOSAL 1. ELECTION OF DIRECTORS

Based on the above qualifications, the Board of Directors has nominated the following nine persons for election as directors who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Peter J. Arduini, Rhonda Germany Ballintyn, Keith Bradley, Ph.D., Stuart M. Essig, Ph.D., Barbara B. Hill, Lloyd W. Howell, Jr., Donald E. Morel, Jr., Ph.D., Raymond G. Murphy, and Christian S. Schade, each of whom are currently directors of the Company.

If any nominee should be unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company, as well as certain key factors that the Board of Directors and the Nominating and Corporate Governance Committee considered when deciding to nominate each person for election as a director. The fact that a particular experience, qualification, attribute or skill for a director nominee is not listed below does not mean that a particular nominee does not possess that experience, qualification, attribute or skill. See “Principal Stockholders” for information regarding the security holdings of our director nominees.

PETER J. ARDUINI is Integra’s President and Chief Executive Officer and a director. He joined Integra in November 2010 as President and Chief Operating Officer and was appointed Chief Executive Officer and a director in January 2012. Before joining Integra, Mr. Arduini was corporate vice president and president of Medication Delivery, Baxter Healthcare, from 2005 to 2010. Mr. Arduini was responsible for a $4.8 billion global division of Baxter focused on inpatient pharmaceuticals and devices. Prior to that, he worked for 15 years in a variety of management roles for domestic and global business for General Electric Healthcare, culminating in leading the global functional imaging business. Mr. Arduini currently serves on the board of directors of Bristol-Myers Squibb Company, where he is a member of the audit committee and the compensation and management development committee. He serves on the board of directors of ADVAMED, the Advanced Medical Technology Association, the Medical Device Innovation Consortium, and the National Italian American Foundation. He also serves on the board of trustees of Susquehanna University. Mr. Arduini received his bachelor’s degree in marketing from Susquehanna University and a master’s in management from Northwestern University’s Kellogg School of Management. Mr. Arduini is 55 years old.

Primary Qualifications: Mr. Arduini has over 30 years of experience in the healthcare industry. His qualifications include extensive leadership, international, business and operational experience, particularly with respect to manufacturing and sales of medical technology and devices. In addition, his experience serving on the board of industry leaders, such as ADVAMED and Bristol Myers Squibb, positions him well to continue to lead the Company.

RHONDA GERMANY BALLINTYN has been a director of the Company since January 2019. Ms. Germany Ballintyn formerly served as corporate vice president, chief strategy and marketing officer for Honeywell International, Inc. Prior to that, she served as vice president, partner, board member and member of the board’s personnel committee for Booz Allen Hamilton. In addition, she held various management roles with Union Carbide and Chem Systems Inc. Ms. Germany Ballintyn serves on the board of directors of Univar, Inc. where she is a member of the audit committee and the nominating and corporate governance committee. She also serves on the board of directors for Aegion Corporation, a gas and water company, where she serves on the nominating and corporate governance committee and the compensation committee, Hypertherm, Inc., a private manufacturer of industrial cutting solutions, Zapata Computing, a venture start-up quantum backed computing company, and UMGC Ventures, a nonprofit holding company created by the University System of Maryland Board of Regents. She earned a Bachelor’s degree in chemical engineering from the University of Michigan and an MBA in finance from the University of Connecticut. Ms. Germany Ballintyn is 63 years old.

Primary Qualifications: Ms. Germany Ballintyn has extensive experience with international operations as a senior officer of a major U.S. company. Her qualifications include international business, experience in corporate management, corporate governance, and risk assessment. She also has experience serving as a board member for other publicly traded companies.

KEITH BRADLEY, PH.D., has been a director of the Company since 1992. Between 1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, U.K. Dr. Bradley has taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. degrees from British universities. Dr. Bradley was formerly an adviser to RPH Capital, Canada and a board member of Sensor-Kinesis Corp from 2016 through 2018. He currently serves on the board of directors of SeaSpine Holdings Corporation, until 2019 he was the chair of the compensation committee. In addition, he previously served as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. Dr. Bradley is 75 years old.

Primary Qualifications: Dr. Bradley has served on the boards of publicly traded companies for over 30 years. He currently serves on the board of SeaSpine Holdings Corporation, a publicly traded company. Dr. Bradley’s qualifications include international experience, extensive business experience, and financial literacy.

STUART M. ESSIG, PH.D., is Integra’s Chairman of the Board of Directors. He has been our Chairman since January 2012 and a director since he joined Integra in 1997. He served as our Chief Executive Officer from 1997 through 2012 and our President from 1997 until 2010. Prior to joining the Company, he acted as the managing director in mergers and acquisitions for the medical technology practice at Goldman, Sachs & Co. He currently serves as managing director of Prettybrook Partners LLC. Dr. Essig serves on the board of directors of IDEXX Laboratories, SeaSpine Holdings Corporation, Availity LLC, and as chairman of the board of directors of Breg, Inc. He previously served on the board of directors of St. Jude Medical Corporation, Owens & Minor Inc., Zimmer Holdings, Inc., and Vital Signs. Dr. Essig has also served on the executive committee, nominating and governance committee and as treasurer of ADVAMED. He is a founding investor member of Tigerlabs, a Princeton-based business accelerator. He is a Venture Partner at Wellington Partners Advisory AG and serves as a senior advisor to TowerBrook Capital Partners and Water Street Healthcare Partners. Inc. He is also involved in several non-profit charitable organizations and has, from time to time, served on the boards of such organizations. Dr. Essig also serves on the Leadership Council, School of Engineering and Applied Sciences, Princeton University, and as a member of the Compensation Committee Chair Advisory Council of the National Association of Corporate Directors (NACD). Dr. Essig received an A.B. degree, and graduated with magna cum laude honors, from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and Ph.D. in Financial Economics from the University of Chicago, Graduate School of Business. Dr. Essig is 58 years old.

Primary Qualifications: Dr. Essig has served on the boards of publicly traded companies for over 30 years and has extensive knowledge of the health care industry. His qualifications include broad experience in the medical device and pharmaceutical industry, executive management and oversight, international business, manufacturing, and accounting and financial experience.

BARBARA B. HILL has been a director of the Company since May 2013. Ms. Hill is currently an operating partner of NexPhase Capital, a private equity firm (formerly Moelis Capital Partners), where she focuses on healthcare related investments and has provided strategic operating support for its healthcare portfolio companies since 2011. From March 2006 to September 2010, Ms. Hill served as chief executive officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, Ms. Hill served as president and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna and the Johns Hopkins Health System. She was active with the boards and committees of the Association of Health Insurance Plans and other health insurance industry groups. Ms. Hill currently serves as a board member of Omega Healthcare Investors, Inc. and previously as a board member for Owens & Minor Inc., Revera Inc., and St. Jude Medical Corporation. Ms. Hill received B.A and M.S. degrees from the Johns Hopkins University. Ms. Hill is 67 years old.

Primary Qualifications: Ms. Hill has extensive experience in the healthcare industry in addition to experience serving on the boards of other publicly traded companies. Her qualifications include management experience, strategic and operational experience in the managed healthcare and pharmaceutical industries, as well as compliance and manufacturing experience.

LLOYD W. HOWELL, JR. has been a director of the Company since March 2013. Mr. Howell is an executive vice president at Booz Allen Hamilton, where he has held a variety of leadership positions since originally joining the firm in 1988 as a consultant. He currently serves as the chief financial officer and Treasurer of Booz Allen Hamilton. During his time with Booz Allen Hamilton he has led the business in delivering the firm’s strategic, technology and analytics capabilities and service offerings to both the federal and private sectors. Currently, Mr. Howell is a board member of the Partnership for Public Service, Capital Partners for Education, the University of Pennsylvania’s Engineering School, and a member of the Executive Leadership Council. Mr. Howell received a B.S. in Electrical Engineering from the University of Pennsylvania and an M.B.A. from Harvard University. Mr. Howell is 53 years old.

Primary Qualifications: Mr. Howell is the executive vice president and chief financial officer at Booz Allen Hamilton. His qualifications include his seasoned senior executive experience, extensive business and international expertise, and knowledge of information systems and cyber-related matters.

DONALD E. MOREL, JR., PH.D., has been a director of the Company since August 2013. Dr. Morel retired as chairman of West Pharmaceutical Services, Inc., a manufacturer of components and systems for the packaging and delivery of injectable drugs as well as delivery system components for the pharmaceutical, healthcare and consumer products industries, in June 2015, after serving the company since March 2003. He also served as West’s chief executive officer and also president. Dr. Morel previously served on the board of directors of Kensey Nash Corporation, a medical device product development and manufacturing company. He currently serves on the board of directors of Catalent, Inc, the Stevanato Group SPA, American Oncologic Hospital of the Fox Chase Cancer Center, and as chairman of the board of trustees of The Franklin Institute and a trustee emeritus of Lafayette College and a trustee of the University of Virginia Darden School Foundation. Dr. Morel received a B.S. in Engineering from Lafayette College and an M.S. and Ph.D. in Materials Science from Cornell University. Dr. Morel is 62 years old.

Primary Qualifications: Dr. Morel was the chief executive officer of West Pharmaceutical Services, Inc. and has over 20 years of experience in developing and managing programs involved in biomedical and pharmaceutical applications. Dr. Morel has considerable experience identifying and implementing strategic priorities. His qualifications include extensive manufacturing, compliance, leadership and management experience.

RAYMOND G. MURPHY has been a director of the Company since April 2009. Mr. Murphy has held several executive level roles with publicly traded companies including Time Warner Inc., serving as Senior Vice President & Treasurer of Time Warner, Inc., responsible for all U.S. and international corporate finance, project (real estate and film) finance, cash management, foreign exchange and interest rate risk management, public debt and equity financing, real estate financing, securitization financing, banking relationships and financings, and relationships with rating agencies, as well as corporate wide real estate activities and the property/casualty risk management program. He held the position of senior vice president & treasurer of America Online, Inc. and senior vice president, finance & treasurer of Marriott International, Inc. Prior to Marriott, he held executive positions at Manor Care, Inc., Ryder System Inc. and W R Grace & Company. He previously served as a member of the finance committee and the board of The Advertising Council, Inc. He received a B.S. from Villanova University and an M.B.A. from Columbia University Graduate School of Business. Mr. Murphy is 72 years old.

Primary Qualifications: Mr. Murphy has extensive senior executive and leadership experience having held such positions at other public companies, including Time Warner Inc., America Online, Inc. and Marriott International, Inc. His qualifications include financial, accounting, treasury, business development and risk management expertise, public company experience, leadership skills and outside board experience. Mr. Murphy also participates on the board of various not for profit organizations.

CHRISTIAN S. SCHADE has been a director of the Company since 2006. He currently serves as the president and chief executive officer of Aprea Therapeutics Inc., a publicly traded company developing novel anticancer therapies targeting the tumor suppressor protein p53, a position he has held since April 2016. Prior to that, Mr. Schade was the chief executive officer of Novira Therapeutics, Inc., an antiviral drug discovery company until it was acquired by Johnson & Johnson. He also served as executive vice president and chief financial officer of Omthera Pharmaceuticals, Inc., an emerging specialty pharmaceuticals company until it was purchased by AstraZeneca Plc. He previously held executive level positions with other publicly traded companies such as NRG Energy, serving as executive vice president and chief financial officer and Medarex Inc, as senior vice president administration and chief financial officer. He also held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co. Mr. Schade currently serves on the board of directors of Sapience Therapeutics, a privately held company. Mr. Schade received an A.B. degree from Princeton University, and received an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Schade is 59 years old.

Primary Qualifications: Mr. Schade is the president and chief executive officer of Aprea Therapeutics Inc., a publicly-traded biopharmaceutical company. He has also held several senior leadership positions at both private and public companies. His qualifications include corporate management, finance, manufacturing, accounting, human resources, business development, risk management skills and international experience, and significant knowledge and experience in the life sciences industry.

Required Vote for Approval and Recommendation of the Board of Directors

Directors are to be elected by the majority of the votes cast with respect to that director in uncontested elections. Thus, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Under our Bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee then will make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” the election of each nominee for director.

INFORMATION CONCERNING MEETINGS, EXECUTIVE SESSIONS AND DIRECTOR INDEPENDENCE

The Board of Directors held five regularly scheduled and four special meetings during 2019. The Company’s independent directors meet at least twice a year in executive session without management present. The Board of Directors has determined that all of the Company’s directors, except for Mr. Arduini, are independent, as defined by the applicable NASDAQ Stock Market listing standards and the rules of the Securities and Exchange Commission.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

The Company has standing Audit, Nominating and Corporate Governance, Compensation and Finance Committees of its Board of Directors. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.integralife.com through the “Investors” link under the heading “Corporate Governance.” During 2019, each incumbent director attended in person or by teleconference at least 75% of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which he or she served. The following chart and narrative set forth the composition of our committees of the Board of Directors, the chairs of each committee, the directors who served on them following the 2019 annual meeting, and the number of committee meetings held in 2019:

COMMITTEE COMPOSITION

	Audit	Nominating and Corporate Governance	Compensation	Finance

Peter J. Arduini

Stuart M. Essig, Ph.D.

Rhonda G. Ballintyn

Keith Bradley, Ph.D.

Barbara B. Hill #*

Lloyd W. Howell, Jr.

Donald E. Morel, Jr., Ph.D.

Raymond G. Murphy

Christian S. Schade

Number of 2019 Meetings	7	5	7	4

= Chairman of the Board = Chair = Member = Independent Under NASDAQ Listing Standards #=Presiding Director

Audit Committee. The members of the Audit Committee are Mr. Murphy (chair), Mr. Howell, and Mr. Schade. The Committee met seven times in 2019. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Board of Directors has determined that all the members of the Audit Committee are independent within the meaning of the rules of the Securities and Exchange Commission and the applicable NASDAQ Stock Market listing standards. The Board of Directors also has determined that Mr. Murphy, Mr. Howell and Mr. Schade are “audit committee financial experts,” as defined under Item 407(d) of Regulation S-K, and that each of them is “financially sophisticated” in accordance with NASDAQ Stock Market listing standards.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Ms. Hill (chair), Dr. Bradley and Mr. Murphy. The Committee met five times in

2019. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in the identification of qualified candidates to become directors, consistent with the criteria approved by the Board, the selection of nominees for election as directors at the stockholders meeting, the selection of candidates to fill any vacancies on the Board of Directors, the development and recommendation to the Board of Directors of a set of corporate governance guidelines and principles applicable to the Company, the oversight of the evaluation of the Board of Directors and otherwise taking a leadership role in shaping the corporate governance of the Company. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent, as defined by the applicable NASDAQ Stock Market listing standards.

When considering a candidate for nomination as a director, the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the qualifications described above under “Criteria for Board Membership and Director Qualifications.” The Nominating and Corporate Governance Committee will consider stockholder-nominated candidates for director, provided that the nominating stockholder identifies the candidate’s principal occupation or employment, the number of shares of the Company’s common stock that such candidate beneficially owns, a description of all arrangements or understandings between the nominating stockholder and such candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, detailed biographical data, qualifications and information regarding any relationships between the candidate and the Company within the past three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under our Bylaws.

A stockholder’s recommendation also must set forth the name and address, as they appear on the Company’s books, of the stockholder making such recommendation, the class and number of shares of the Company’s common stock that the stockholder beneficially owns and the date the stockholder acquired such shares, any material interest of the stockholder in such nomination, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act or under our Bylaws, in its capacity as a proponent of a stockholder proposal, a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected. Recommendations for candidates to the Board of Directors must be submitted in writing to Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary.

Compensation Committee. The members of the Compensation Committee are Dr. Morel (chair), Ms. Germany Ballintyn and Dr. Bradley. The Committee met seven times in 2019. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company applicable to senior executives and to produce an annual report on executive compensation for inclusion in the Company’s proxy materials, in accordance with applicable rules and regulations. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of equity awards, for executive officers of the Company. The Compensation Committee also administers the Company’s 2000 Equity Incentive Plan, the Company’s 2001 Equity Incentive Plan, the Company’s 2003 Equity Incentive Plan, the Company’s Deferred Compensation Plan and the Company’s Employee Stock Purchase Plan (collectively, the “Approved Plans”). Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

The Compensation Committee may delegate any or all of its responsibilities to the extent consistent with the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines and applicable law and rules of markets in which the Company’s securities then trade.

The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of the Chief Executive Officer.

The authority to grant equity to executive officers or employees whose grants would result in their receiving more than 7,500 shares of common stock during the previous 12 months, however, remains with the Compensation Committee. On an annual basis, the Compensation Committee establishes the aggregate number of awards that the Special Award Committee may make. The Compensation Committee authorized the Special Award Committee to grant a maximum of 450,000 shares of awards during the one-year period beginning May 15, 2019.

The Company’s Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of his direct reports and the other executive officers. As discussed below in “Executive Compensation — Compensation Discussion and Analysis — Role of the Compensation Committee,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the Chief Executive Officer.

The Compensation Committee has established a process for considering the independence of compensation consultants, outside counsel and other advisers (other than in-house legal counsel) who serve as compensation advisers before the Compensation Committee selects or receives advice from such compensation advisers. Currently, no conflict of interest issues have been raised regarding such compensation advisers.

During 2020, the Compensation Committee of the Board of Directors engaged Willis Towers Watson to provide consulting services on (i) the Compensation Discussion and Analysis and Say on Pay Proposal, (ii) shareholder advisory matters, and (iii) compensation arrangements for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other executive officers for their performance during the 2019 calendar year. During 2019, the Compensation Committee of the Board of Directors engaged Willis Towers Watson to provide consulting services on (i) the Compensation Discussion and Analysis and Say on Pay Proposal, (ii) shareholder advisory matters, (iii) compensation arrangements for the Chief Executive Officer, Chief Financial Officer and other executive officers for their performance during the 2018 calendar year; and (iv) corporate risk and brokering services and additional rewards consulting services.

Finance Committee. The members of the Finance Committee are Mr. Schade (chair), Mr. Howell and Mr. Murphy. The Committee met four times in 2019. The purpose of the Finance Committee is to advise management on matters related to financing strategy, as well as the Company’s capital structure and capital allocation initiatives. The Board of Directors has determined that each of the members of the Finance Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

BOARD EVALUATIONS AND SUCCESSION PLANNING

The Board of Directors performs a rigorous evaluation annually. Each Director evaluates each other and all of the Committees. The evaluation process is primarily managed by the Corporate Secretary’s office with oversight from the Nominating and Corporate Governance Committee. As part of the evaluation, the Directors assess individual skill sets, board leadership, and the effectiveness of each Committee. The results of the evaluation are then provided to, and reviewed by, each Director. Afterwards, the Directors and management collaborate towards making improvements based on the feedback disclosed. The Company believes that this overall process leads to purposeful results. In addition to the evaluations, each Committee also reviews its charter annually.

Our Board of Directors is committed to ensuring that it serves the best interest of its stockholders and positions the company for future success. Accordingly, the Board of Directors, as it deems necessary, may have conversations with individual Directors in connection with evaluations, the board refreshment process, and the consideration of the annual slate of Director nominees. The Company expects to continue these practices going forward.

BOARD LEADERSHIP STRUCTURE

The Company currently has nine members of the Board of Directors, who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The current directors are Peter J. Arduini, Rhonda Germany Ballintyn, Keith Bradley, Ph.D., Stuart M. Essig, Ph.D., Barbara B. Hill, Lloyd W. Howell, Jr., Donald E. Morel, Jr., Ph.D., Raymond G. Murphy, and Christian S. Schade. All current members of the Board are nominees for election to the Board at the 2020 Annual Meeting of Stockholders.

As indicated above, Mr. Arduini has served as both President and Chief Executive Officer and as a director of the Company since January 2012 and as both President and Chief Operating Officer from November 2010 until January 2012. His position is separate from that of the Chairman of the Board. We view having the Chairman position separate from the Chief Executive Officer as putting the Company in the best position to oversee all executives of the Company and set a pro-stockholder agenda without presenting potential conflicts that having the two positions combined might pose. This separation of roles, in turn, leads to a more effective board of directors. As a result, we believe that it is a good corporate governance practice to have separate Chairman and Chief Executive Officer positions.

Stuart M. Essig, Ph.D. has served as Non-Executive Chairman of the Board of Directors since June 2012 and has been a director since 1997. He served as Executive Chairman of the Board from January 2012 to June 2012 as well as President from 1997 to 2010 and as Chief Executive Officer from 1997 to 2012. He has significant experience with, and knowledge of, the Company, its operations, products and history. In addition, he is a significant stockholder of the Company. We believe that we benefit greatly by having a Chairman with his level of experience and knowledge of the Company and whose interests are strongly aligned with those of our stockholders.

Barbara B. Hill has served as Presiding Director since September 2018 and she has been a director since 2013. Ms. Hill has significant experience with, and knowledge of, the Company, its operations, products and history. We believe that we benefit greatly by having a Presiding Director with significant experience and knowledge of the Company. In addition, the presence of an active and independent Presiding Director ensures independent oversight of the Board of Directors and its responsibilities. Further, we believe that having a separate Presiding Director to, among other things, serve as the primary liaison between the independent directors and the CEO, counsel the CEO on key board governance issues and preside over board meetings if the Chairman of the Board is absent leads to a more effective board of directors. The Presiding Director also serves as a contact person to facilitate communications between stockholders and others with the independent directors. Please see “Communications with Directors” for additional information on contacting the Board of Directors.

We believe that the mix of backgrounds, experience, attributes and skills of our directors provides a good balance for the Board composition. See “Criteria for Board Membership and Director Qualifications” above for a description of the specific experience, qualifications, attributes or skills of each of our director nominees that the Nominating and Corporate Governance Committee considered relevant in nominating them and “Proposal 1. Election of Directors” for each director nominee’s biographical information.

In addition, we believe that the size of the Board and Board Committees is appropriate, given the size, nature, structure and complexity of the Company.

Accordingly, we believe that our Board leadership structure is appropriate at this time.

THE BOARD’S ROLE IN RISK OVERSIGHT

In general, the Board of Directors has overall responsibility for the oversight of risk management at the Company. The Board of Directors has delegated responsibility for the oversight of certain areas of risk management to various Committees of the Board, as described below. Each Board Committee reports to the full Board following each Committee meeting. Summarized below are the specific risk areas of focus for each Committee.

Audit Committee

•  Oversees risks relating to the accounting and financial reporting process of the Company and audits of the Company’s financial statements

•  Meets regularly with management to review and discuss the financial risk management processes, including compliance with Sarbanes-Oxley and related internal controls and procedures, disclosure controls and procedures and accounting and reporting compliance, as well as tax, treasury and compliance matters

•  Receives periodic reports from the internal audit team, which is responsible for providing an annual audit assessment of the Company’s processes and controls, developing an annual audit plan using risk-based methodology, implementing the annual audit plan, coordinating with other control and monitoring functions, issuing periodic reports to the Audit Committee and management summarizing the results of audit activities, assisting with investigations of significant suspected fraudulent activities within the organization and notifying management and the Audit Committee of the results

•  Regularly discusses liquidity, capital, funding needs and other financial matters with management

Compensation Committee

•  Oversees risks relating to executive compensation and other incentive programs in the Company

•  Considers risks during its deliberations on the design of the Company’s executive compensation programs with the goal of appropriately balancing short-term objectives and long-term performance without encouraging excessive and unnecessary risk-taking behaviors

•  Reviews and evaluates management reports on the Company’s incentive compensation programs

Nominating and Corporate Governance Committee

•  Oversees risks relating to the Company’s governance structures and processes

•  Oversees corporate governance matters, including the annual evaluations of the Board, its Committees and members

•  Establishes policies and procedures for good corporate governance

Finance Committee	• Oversees matters relating to the Company’s financing strategy, as well as the Company’s capital structure, capital allocation initiatives and other financial matters

Each year management presents a detailed report to the Board on the Company’s processes in place for assessing and addressing risks, providing periodic reports on compliance regimens and reporting material information to the Board. This report assists the Board in its evaluation of the Company’s risk management practices.

Our President and Chief Executive Officer, who functions as our chief risk officer, has responsibility for ensuring that management provides periodic updates to the Board or Board Committees regarding risks in many areas, among them accounting, treasury, information systems, legal, governance, legislative (including reimbursement), general compliance (including sales and marketing compliance), quality, regulatory, environment, social and governance (ESG) risks and opportunities, corporate development, operations and sales and marketing. Both formal reports and less formal communications derive from a continual flow of communication throughout the Company regarding risk and compliance. We believe that our Board and senior management team promote a culture that actively identifies and manages risk, including effective communication throughout the entire organization and to the Board and Board Committees. Additional information regarding our continued commitment to environmental, social and governance considerations can be found on our Corporate Responsibility page at www.integralife.com/csr.

Our Finance Department and the internal audit team meet with our senior leadership annually to determine whether there is a need to conduct a formal enterprise risk assessment for the Company. This assessment involves many members of management and obtains management’s views of all the business risks facing the Company. Management reports to, and discusses with, the Board the results of this enterprise risk assessment. This annual discussion, along with our annual processes for creating and reviewing with the Board our strategic plan, our budget and our internal audit plans, as well as regular processes and communications throughout the Company and periodic updates to the Board and Board Committees on a broad range of risks, combine to ensure that the Company continually addresses its business risks in a disciplined fashion.

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

The Company recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs (which also covers certain other employees globally). We reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board of Directors at its meeting in February 2019 and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management’s report on the review and assessment of such compensation programs and approved these conclusions. In conducting this review, we considered the following attributes of our programs:

•	Mix of base salary, annual bonus opportunities and long-term equity compensation;

•	Balance between annual and long-term performance opportunities;

•	Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results, without encouraging excessive or unnecessary risk-taking;

•	Ability to use non-financial and other qualitative performance factors in determining actual compensation payouts;

•	Use of equity awards that vest over time, discouraging excessive or unnecessary risk-taking by senior leadership;

•

Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that as executives accumulate awards over a period of time, they are encouraged to take actions that promote the long-term sustainability of our business;

•

Stock ownership guidelines, withholding periods until guidelines are achieved, that are reasonable and align the interests of the executive officers with those of our stockholders while discouraging executive officers from focusing on short-term results without regard for long-term consequences; and

•	Effective systems and processes in place to identify and assess risk.

Our Compensation Committee considered the implications of our compensation practices during its deliberations on the design of our 2020 executive compensation programs, with the goal of appropriately balancing short-term incentives and long-term performance, in order to appropriately address risk.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

It is our policy to encourage our directors to attend the annual meeting of stockholders. All of our directors who served at the time of the prior year’s annual meeting of stockholders attended such meeting. Eight of our incumbent nominee directors attended the 2019 Annual Meeting of Stockholders. One director, Rhonda Germany Ballintyn, was unable to attend.

COMMUNICATIONS WITH THE BOARD

Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, NJ 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary. The Corporate Secretary reviews correspondence addressed to our Directors and forwards to the appropriate member of the Board those that deal with the functions of our Board or its committees, or that otherwise require Board attention. The Corporate Secretary will not forward communications that are unrelated to the duties and responsibilities of our Board, such as business solicitations or advertisements.

INFORMATION ABOUT EXECUTIVE OFFICERS

Set forth below is the name, age, position and a brief account of the business experience of each of our current executive officers:

Name	Age	Position
Peter J. Arduini	55	President and Chief Executive Officer and Director
Glenn G. Coleman*.	52	Executive Vice President and Chief Operating Officer (formerly Chief Financial Officer and Corporate Vice President, International until June 2019)
Carrie L. Anderson*	51	Executive Vice President and Chief Financial Officer (commencing June 2019)
Robert T. Davis, Jr.	61	Executive Vice President and President — Orthopedics and Tissue Technologies
Lisa Evoli	50	Executive Vice President and Chief Human Resources Officer
Jeffrey Mosebrook	43	Senior Vice President and Principal Accounting Officer
Daniel L. Reuvers	57	Executive Vice President and President — Codman Specialty Surgical
Eric I. Schwartz	51	Executive Vice President, Chief Legal Officer and Secretary

* 2019 Chief Operations Officer Promotion and Chief Financial Officer Appointment. On June 24, 2019, and effective that day, the Board of Directors approved Glenn G. Coleman’s promotion from Chief Financial Officer to Chief Operating Officer. In addition, on June 24, 2019, and effective that day, the Board of Directors also approved the appointment of Carrie L. Anderson to serve as Chief Financial Officer.

PETER J. ARDUINI is Integra’s President and Chief Executive Officer and a director. He joined Integra in November 2010 as President and Chief Operating Officer and was appointed Chief Executive Officer and a director in January 2012. Before joining Integra, Mr. Arduini was corporate vice president and president of medication delivery for Baxter Healthcare, from 2005 to 2010. Mr. Arduini was responsible for a $4.8 billion global division of Baxter focused on inpatient pharmaceuticals and devices. Prior to that, he worked for 15 years in a variety of management roles for domestic and global business for General Electric Healthcare, culminating in leading the global functional imaging business. Mr. Arduini currently serves on the board of directors of Bristol-Myers Squibb Company, where he is a member of the audit committee and the compensation and management development committee. He serves on the board of directors of ADVAMED (the Advanced Medical Technology Association) the Medical Device Innovation Consortium, and the National Italian American Foundation. He also serves on the board of trustees of Susquehanna University. Mr. Arduini received his bachelor’s degree in marketing from Susquehanna University and a master’s in management from Northwestern University’s Kellogg School of Management.

GLENN G. COLEMAN is Integra’s Executive Vice President and Chief Operating Officer. Mr. Coleman oversees Integra operations and approximately 60% of Integra’s talent force, including clinical, R&D, manufacturing, quality, and business development while also leading our international team. Prior to his promotion in June 2019 to Chief Operating Officer, he acted as the Company’s Chief Financial Officer responsible for the finance department, including accounting and financial reporting, budgeting, internal audit, tax, treasury, investor relations, and information technology while also leading our international business. Prior to joining the Company in May 2014 as Corporate Vice President, Chief Financial Officer, he spent 25 years in financial management positions with leading global businesses, including serving as vice president for finance and corporate controller at Curtiss-Wright Corporation. He also worked at Alcatel-Lucent in various finance executive leadership positions. Mr. Coleman began his career at PricewaterhouseCoopers LLP as lead senior manager for a top global account. Mr. Coleman received his B.S. degree from Montclair State University and has also been a CPA in New Jersey for more than 25 years.

CARRIE L. ANDERSON, is Integra’s Executive Vice President and Chief Financial Officer. Ms. Anderson joined Integra in June 2019 and brings a wealth of financial experience working for large, diversified organizations operating in competitive environments. Prior to joining Integra, she was vice president and controller of Dover Corporation. In this role, Ms. Anderson provided financial leadership for a $1B business segment spin-off from Dover. Previously, she was CFO of Dover’s Engineered Systems, where she secured the build-out of new digital printing growth platform for Dover through multiple acquisitions. Ms. Anderson joined Dover in October 2011 as CFO of Dover Printing and Identification. Prior to Dover, Ms. Anderson spent six years as vice president and CFO of Delphi Product & Service Solutions, a division of Delphi Corporation. While at Delphi, she also held finance leadership positions at three other global operating divisions of Delphi, as well as treasury experience at both Delphi and General Motors, including director, investor relations, at Delphi Corporation. Ms. Anderson was part of Delphi’s first investor relations group providing leadership during Delphi’s initial public offering, following the spin-off from General Motors. Ms. Anderson started her career with General Motors after graduating from Purdue University with a bachelor of science degree in chemical engineering and earned her MBA from Ball State University.

ROBERT T. DAVIS, JR. is Integra’s Executive Vice President, President, Orthopedics and Tissue Technologies. Mr. Davis is responsible for the management of the Orthopedics and Tissue Technologies global division, which includes orthopedic extremity implants and regenerative tissue products. His responsibilities include leadership of sales, commercial operations, marketing and strategy, product development, regulatory affairs, quality assurance, manufacturing services and repair, and business development of the orthopedic extremity implants and regenerative tissue portfolio. Mr. Davis joined Integra in July 2012 as President of the global neurosurgery business and was appointed Integra’s Corporate Vice President in December 2012 and President — Specialty Surgical Solutions in 2014. He brings more than 25 years of executive management experience in the global healthcare industry. Prior to joining Integra, Mr. Davis was the general manager for the global anesthesia & critical care business at Baxter Healthcare and held various general management positions at GE Healthcare in the areas of interventional therapeutics, cardiovascular imaging and diagnostic ultrasound. Mr. Davis earned his B.S. in Sports Medicine from the University of Delaware, a Master’s degree in Exercise & Cardiovascular Physiology from Temple University, and an M.B.A. from Drexel University.

LISA EVOLI is Integra’s Executive Vice President and Chief Human Resources Officer. Ms. Evoli, who has served in this role since joining the Company in January 2016, is responsible for providing leadership in developing and executing human resources strategy in support of the overall business plan and strategic direction of the organization. Ms. Evoli brings significant global Human Resources leadership experience. Prior to joining Integra, she served as vice president, human resources for the data & devices division of TE Connectivity (formerly Tyco Electronics). Prior to that, she held senior global human resources leadership positions with Johnson & Johnson in both the pharmaceutical and consumer sectors. She held various global human resources leadership roles at Motorola specifically in their broadband communications and automotive groups and also assumed a leadership role for the company’s talent management & organizational development function. Ms. Evoli received her B.S. in Business Administration from California University of Pennsylvania and an M.S. in Human Resources / Organizational Development from Villanova University.

JEFFREY MOSEBROOK is Integra’s Senior Vice President and Principal Accounting Officer. He was appointed Principal Accounting Officer in October 2017. Mr. Mosebrook joined Integra in 2006 through Integra’s acquisition of Miltex, Inc. where he served as a financial reporting manager. Since joining Integra, he has served in a number of managerial positions with increasing responsibilities. In May 2010, he was named instruments Group Controller and went on to be named Group Controller, US in March 2012. In September 2014, Mr. Mosebrook was named as Vice President, Corporate Controller. Prior to Miltex, Inc., Mr. Mosebrook spent four years at Beard Miller Company, LLP (now known as Baker Tilly Virchow Krause, LLP) in various accounting roles. Mr. Mosebrook received a bachelor of science degree in accounting from York College and is a CPA licensed in Pennsylvania.

DANIEL L. REUVERS is Integra’s Executive Vice President and President, Codman Specialty Surgical. His responsibilities within Codman Specialty Surgical include leadership of sales, marketing, product development, regulatory affairs, quality assurance, Global Services and Repair and manufacturing worldwide. He joined Integra in 2008 as Vice President of Marketing and Product Development for Integra’s surgical instruments business and was promoted to President of the acute surgical instruments business in June 2010. He was appointed President, Instruments in 2011, Corporate Vice President in December 2012, and President, International in November 2013. Mr. Reuvers was president of Omni-Tract Surgical from September 2005 until

December 2008, when the company was acquired by Integra. Mr. Reuvers has over 30 years of experience in the medical technology field, including holding various executive level positions in sales, marketing and general management.

ERIC I. SCHWARTZ is Integra’s Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz joined Integra in November 2018. Before joining Integra, Mr. Schwartz was the general counsel of Globus Medical, a global orthopedic medical devices company, where he led several strategic transactions, including the largest acquisition in its company history. Prior to that, Mr. Schwartz served as the chief operating officer and chief legal officer of CardioVIP, a venture-backed health care services company. Prior to that, he served as general counsel at Animas Corporation, playing a key role in its sale to Johnson & Johnson. Following the transaction, Mr. Schwartz assumed the role of assistant general counsel at J&J, supporting several high-growth businesses within the company’s medical devices division. He also served on the management boards of McNeil Nutritionals and Ethicon Biosurgery. Mr. Schwartz received his B.A. and J.D. from the University of Virginia. He also received an MBA in Finance from the Wharton School of the University of Pennsylvania.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal year 2019 and has been selected by the Audit Committee to serve in the same capacity for fiscal year 2020. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of our independent registered public accounting firm by the stockholders is not required by law or our Bylaws. We have traditionally submitted this matter to the stockholders and believe that it is good practice to continue to do so.

If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

During fiscal year 2019, PricewaterhouseCoopers LLP not only provided audit services, but also rendered other services, including tax compliance and planning services.

The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees
	2019	2018
	(In thousands)

Audit Fees	$3,309	$3,770

Audit-Related Fees	$299	$390

Total Audit and Audit-Related Fees	$3,608	$4,160

Tax Fees	$370	$295

All Other Fees	$1,714	$7

Total Fees	$5,692	$4,462

The nature of the services provided in each of the categories listed above is described below:

Audit Fees — Consists of professional services rendered for the integrated audit of the consolidated financial statements of the Company, quarterly reviews, statutory audits, comfort letters, consents and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees — Consists of services related to accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees — Consists of tax compliance (review of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses), global restructuring tax consultation services, and state, local and international tax planning and consultations with respect to various domestic and international tax planning matters.

All Other Fees — Consists of advisory services, divesture support services and the licensing of accounting research software.

No other fees were incurred to PricewaterhouseCoopers LLP during 2018 or 2019.

The Audit Committee approved all services and fees described above.

Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of such services.

Management submits requests for approval in writing to the Audit Committee, which reviews such requests and approves or declines to approve the requests. The Audit Committee’s pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be allowed to make a statement. Additionally, they will be available to respond to appropriate questions from stockholders during the Meeting.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2020. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

The Audit Committee of the Board of Directors has adopted a resolution approving the appointment of PricewaterhouseCoopers LLP. The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

PROPOSAL 3. ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking our stockholders’ vote, as required by section 14A of the Securities Exchange Act, to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”), as described in the “Executive Compensation” section of this proxy statement beginning on page 22. In deciding how to vote on this proposal, the Board and the Compensation Committee (the “Committee”) invite you to consider the actions that we have implemented to our executive compensation programs as stated below. In addition, we summarize our compensation programs more fully in the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”).

At our annual meeting of stockholders held in May 2019, we submitted a non-binding advisory vote to our stockholders to approve our executive compensation (“Say on Pay”). Approximately 99.5% of the stockholders who voted on our Say on Pay proposal voted in favor of it. We attribute that broad support in part to our continued efforts to understand and address the feedback that we received from our stockholders. Specifically, the Company makes its directors available to investors who wish to discuss the Company’s policies and practices, including with respect to executive compensation. Continuing our investor outreach efforts, we gained feedback with respect to our executive compensation programs over the course of the year in a number of different settings. Integra’s management team participated in ten institutional investor conferences at which we discussed our strategic plans and growth prospects. The Committee considered the feedback obtained from our investor outreach program when making decisions relating to compensation for our named executive officers for 2019 and 2020.

The compensation awarded to our Chief Executive Officer (“CEO”) and other NEOs for 2019 recognizes the positive financial, operational and overall performance of the Company. The Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to recruit and retain highly skilled and experienced executives. The CD&A provides a comprehensive discussion and rationale for the 2019 pay decisions made by the Committee and the correlation to the Company’s performance.

As described in the CD&A, our executive compensation programs are designed to attract, retain and motivate our NEOs, who are crucial to our long-term success. Under these programs, we provide our NEOs with appropriate objectives and incentives to achieve our business goals. In 2019, we continued the following compensation actions:

•

Long-Term Equity Incentive Plan: The Company continued its practice of granting 50% of its annual equity awards to the CEO, CFO, and the other NEOs in the form of performance stock units, 30% in the form of non-qualified stock options, and 20% in the form of restricted shares.

•

Peer Group: The Compensation Committee regularly reviews our peer group so that it continues to align itself with companies that are similar in size (revenue and market capitalization) and in a similar industry as Integra, and with whom Integra may compete for executive talent.

In addition to the actions stated above, we maintain and continuously review our existing compensation practices through strong corporate governance practices, which feature the following:

•	Separation of the Chairman of the Board and the Chief Executive Officer;

•	Appointment of a Presiding Director;

•	An independent compensation consultant reporting directly to the Committee;

•	An annual risk assessment of our compensation practices;

•	Stock ownership guidelines that align director and executive officer interests with those of our stockholders;

•	An annual stockholder advisory vote on executive compensation; and

•	An Insider Trading Policy that prohibits hedging and pledging of our securities.

We believe that all of these features demonstrate our responsiveness to our stockholders, our commitment to our pay-for-performance philosophy and our goal of aligning management’s interests with those of our stockholders to support the creation of long-term value. Accordingly, we ask our stockholders to vote “FOR” the following advisory resolution at our 2020 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement is hereby APPROVED by the stockholders of Integra.”

Because the Say on Pay vote is advisory, it will not bind the Company, the Committee or our Board. That said, because we value the opinions of our stockholders, the Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

With regard to the frequency of future votes on Say on Pay, the Board determined that it would submit a Say on Pay proposal to our stockholders annually. Therefore, we expect the next stockholder vote to approve the compensation of our named executive officers to occur at the Company’s 2021 annual meeting of stockholders.

Required Vote for Advisory Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote on the proposal is required for advisory approval of this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for advisory approval and will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends a vote “FOR” the advisory resolution set forth in this Proposal 3, approving the compensation of our named executive officers, as disclosed in this proxy statement.

EXECUTIVE COMPENSATION

A MESSAGE FROM OUR COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors oversees Integra’s executive compensation philosophy and reviews and approves compensation for our named executive officers. While Integra management and our independent compensation consultant provide input, it is the sole responsibility of the Compensation Committee to approve our executive compensation philosophy, plans, policies, programs and decisions.

In 2019, our executive compensation program successfully positioned Integra to attract and retain a leadership team with a sharpened focus on our four strategy pillars:

BUILD AN EXECUTION- FOCUSED CULTURE	ACHIEVE RELEVANT SCALE	IMPROVE AGILITY AND INNOVATION	LEAD IN CUSTOMER EXCELLENCE

As we commemorated our 30th anniversary in 2019, these strategy pillars continue to guide us on our journey to becoming a multi-billion dollar, global medical technology company. Specifically, key accomplishments in 2019 include:

•

Achieving organic revenue growth of 4.8% and adjusted earnings per share growth of 13.2% over the prior year — our 6th consecutive year of double-digit adjusted EPS growth; reported revenue growth grew mid-single digits;

•

Successfully completing all substantial Codman integration activities. After two years of significant investments and integration work, our Codman Speciality Surgical segment achieved organic revenue growth of 5.6% exceeding the full-year guidance, and included our highest international growth since 2015, led by China and Japan;

•

Acquiring two early stage technology platforms to drive future growth and market expansion. These technologies create clinical opportunities to expand into emerging, larger, and faster growing markets;

•	Expanding manufacturing capacity at several of our regenerative technology facilities; and,

•	Launching ten new products including several global introductions, making 2019 one of the most productive years for our product development teams.

In 2019, the Compensation Committee determined that Integra primarily achieved its financial targets and was positioned for future growth under the leadership of Mr. Arduini, our President and CEO. Mr. Arduini managed the business well, improved the Company’s overall infrastructure, focused its portfolio and resources on select markets, and defined plans for and showed early results of an accelerating growth portfolio. The Committee also considered his leadership and development and hiring of key talent during 2019, as well as key achievements relating to strategy, capability development, and process improvement when determining his total direct compensation for 2019.

As a result of successful business performance in 2019, the overall annual bonus pool was funded at 100.0% of target and we awarded Mr. Arduini and the other named executive officers market competitive 2019 compensation packages (substantially in the form of performance-based equity).

•

Mr. Arduini’s total direct compensation increased from approximately $7.6 million in 2018 to approximately $7.9 million in 2019, which is composed primarily of at-risk pay. The Compensation Committee approved this increase to help ensure that Mr. Arduini’s compensation package remained competitive with the market and to recognize his contributions to the Company performance in 2019. For the other named executive officers, 2019 total direct compensation ranged from approximately $1.3 million to $3.1 million.

•

Having doubled the size of our business over the past several years and completed all substantial Codman integration activities, we reached a critical juncture in transitioning from integration to growth. As a result, we created a new Chief Operating Officer (COO) role to provide the additional oversight needed to accelerate our future growth. In June 2019, after serving for 5 years in the role of Chief Financial Officer (CFO), we promoted Mr. Coleman, to the COO position.

•

In June 2019, we also appointed Ms. Carrie Anderson as our CFO. She brings broad-based global finance experience into our organization to help fuel accelerated growth with expertise in acquisitions and divestitures, and in manufacturing and engineering.

The following pages provide detail of the decisions the Compensation Committee made to ensure that total compensation for our named executive officers is competitive, appropriately tied to performance and drives alignment with stockholder interests.

COMPENSATION DISCUSSION AND ANALYSIS

Integra is a world leader in medical technology, offering innovative solutions in neurosurgery, orthopedic extremity surgery, and reconstructive and general surgery. Through an unwavering commitment, we strive to limit uncertainty for surgeons, so they can concentrate on providing the best patient care. We believe that execution on our four strategic pillars paired with significant opportunities for global growth will continue to drive stockholder value. Delivering this strategy requires a team of highly engaged and skilled leaders, who are rewarded for the performance they deliver.

To ensure our leaders are driven to deliver excellence for customers, patients, stockholders and colleagues, our executive compensation program is designed to link business priorities with performance.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation programs are based on a pay-for-performance philosophy and are designed to...

•	Attract, motivate and retain talented executives who have the skills to drive our continued profitability, growth and success;

•

Connect executive compensation with our short- and long-term corporate goals with an appropriate balance across pay programs prioritizing performance while discouraging unnecessary or excessive risk-taking;

•	Align the interests of our executives with those of our stockholders; and

•	Reward executives for exceptional performance that improves patient outcomes and drives stockholder value (pay-for performance).

This Compensation Discussion and Analysis (“CD&A”) describes the 2019 compensation of our named executive officers listed below. It also provides an overview of our executive compensation program, which we continue to refine based on stockholder feedback, competitive market practice, and company performance.

NAMED EXECUTIVE OFFICER	ROLE	2019 TIME IN ROLE

Mr. Peter J. Arduini	President and Chief Executive Officer (CEO)	Full Year

Mr. Glenn G. Coleman[1]	Executive Vice President and Chief Financial Officer (CFO)	January — June

	Executive Vice President and Chief Operating Officer (COO)	June — December

Ms. Carrie Anderson[2]	Executive Vice President and Chief Financial Officer (CFO)	June — December

Mr. Robert T. Davis, Jr.	Executive Vice President, President, Orthopedics and Tissue Technologies	Full Year

Mr. Daniel L. Reuvers	Executive Vice President, President, Codman Specialty Surgical Solutions	Full Year

Mr. Eric I. Schwartz	Executive Vice President, Chief Legal Officer and Secretary	Full Year
[1]	Mr. Coleman was promoted to the newly created role of COO on June 24, 2019; he held the CFO role for the first half of the year until his promotion and he was succeeded by Ms. Anderson.

[2]	Ms. Anderson joined the Company and assumed the CFO role effective June 24, 2019.

SUMMARY OF OUR 2019 DECISIONS

The Compensation Committee makes decisions regarding named executive officer total compensation (base salary, annual bonus objectives and payments, and annual equity grants) in connection with our annual performance review process. The table below summarizes their Committee’s decisions and provides information on updates to the compensation programs for 2019 and 2020.

FACTORS THAT GUIDED TOTAL COMPENSATION DECISIONS

•  Our executive compensation philosophy

•  Degree of achievement of key strategic financial and operational goals

•  Recommendations of our President and CEO (other than with respect to his own compensation)

•  Advice of an independent compensation consultant

•  Stockholder input

•  Market pay practices

•  Current and historical Integra compensation

2019 COMPENSATION PROGRAM CHANGES

New Change-in-Control Severance Program: Effective February 1, 2019, we adopted a new change in control severance program under which Ms. Anderson and Messrs. Coleman, Davis, Reuvers and Schwartz are currently participants. The Program replaces substantially similar individual change-in-control agreements that expired on January 31, 2019. See page 42 for details.

New Non-Qualified Deferred Compensation Program: Effective May 16, 2019, we adopted a new non-qualified deferred compensation program to attract and retain key employees by providing them with the opportunity to defer receipt of a portion of their salary or annual bonus as a supplement to the 401(k) plan. This new program is for all employees who meet the IRS annual compensation limit of IRC Section 401(a)(17) and meets the requirements of Code Section 409A. See page 38 for details.

KEY 2019 COMPENSATION DECISIONS SEE PAGES 33 – 36 FOR MORE INFORMATION

Base Salary Decisions

Mr. Arduini received a base salary increase of 2.0% as a result of his accomplishments in 2018 and to keep his salary aligned with the desired competitive positioning within our peer group.

Mr. Coleman received a base salary increase of 3.0% in line with the annual budget for all employees effective April 1, 2019. Mr. Coleman received an additional base salary increase of 3.73% in connection with his promotion to COO effective June 24, 2019.

Ms. Anderson’s 2019 base salary was set when she joined the Company in June 2019.

Mr. Davis received a base salary increase of 3.0% in line with the annual budget for all employees.

Mr. Reuvers’ base salary was increased by 6.35% as a result of his strong 2018 accomplishments and to keep his salary aligned with the desired competitive positioning within our peer group.

Mr. Schwartz’s 2019 salary was set when he joined the Company in November 2018.

Cash Bonus Decisions

As a result of achieving targeted business performance goals in 2019, the overall annual bonus pool was funded at 100.0% of target. Mr. Arduini was awarded an annual bonus payment of 100% of his target opportunity. Named executive officers were awarded annual bonus payments between 90% and 107% of their individual target opportunities. Annual bonus payments are paid in March 2020.

In consideration of Ms. Anderson’s forfeiture of her potential annual bonus from her prior employer for 2019 performance, the Compensation Committee awarded Ms. Anderson a one-time payment of $225,000 in June 2019 when she joined the Company.

Equity Grant Decisions

On March 13, 2019, Mr. Arduini received an annual equity grant with a fair market value of $5,700,000. Messrs. Coleman, Davis, Reuvers and Schwartz received annual equity grants with fair market values ranging from $552,500 to $1,291,680. The value received is based on the named executive officer’s performance over the long term and during the prior year, their long-term potential and retention considerations, and market practices for comparable positions.

Equity grants consist of 50% performance stock units (PSUs), 30% non-qualified stock options and 20% restricted stock units (RSUs). PSUs vest annually in equal instalments over three years, contingent on achieving our annual organic revenue growth goal. Non-qualified stock options vest annually in equal instalments over four years (other than for Mr. Coleman, whose non-qualified stock options vest annually over three years).

Mr. Coleman received a one-time restricted stock award in the amount of $750,000 on July 1, 2019 in connection with this promotion to COO. His award will vest in full on the third anniversary of the grant date.

In consideration of her forfeiture of unvested equity from her prior employer, Ms. Anderson received a one-time restricted stock award in the amount of $1,700,000 granted on July 1, 2019. Her award vests in three equal instalments on the anniversary dates of the grant.

2020 COMPENSATION PROGRAM CHANGES	Based on a strong 2019 Say on Pay result and positive feedback from stockholders, no other structural changes to current executive compensation programs and practices are planned for 2020 as the Compensation Committee believes that current arrangements are aligned to our executive compensation philosophy, stockholder interests and support our business strategy. In light of the COVID-19 pandemic, the Company’s primary focus has been on the safety and well-being of our employees and other stakeholders, and on supporting the needs of our customers and patients. The Board and the Compensation Committee will continue to monitor the impact of COVID-19 throughout the year and provide oversight of the Company’s response to the crisis.

SUPPORTING OUR PAY-FOR-PERFORMANCE PHILOSOPHY

In support of our pay-for-performance philosophy and achievement of strong Company performance, the majority of the total compensation opportunity that our President and CEO and other named executive officers receive is “at-risk” and dependent upon future performance. Market-competitive base salaries are established to provide our named executive officers with a stable and secure source of income with “at-risk” pay aligned to driving our four strategy pillars.

Consistent with the Company’s overall executive compensation philosophy, named executive officers are rewarded for their strong leadership and individual performance, while providing them with equity incentives to ensure alignment of their interests with those of our stockholders. For Mr. Arduini, 88% of his total direct compensation opportunity (base salary, target annual bonus and equity grants) is at-risk, as shown below. On average, the target total direct compensation for our named executive officers other than Mr. Arduini that is at-risk is 71%.

The majority of total direct compensation for our named executive officers — 88% for our President and CEO and on average 71% for our other named executive officers — is “at-risk” based on the achievement of specific performance goals and stock price performance.

ALIGNING PAY WITH PERFORMANCE

We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2019, the performance-based components of our executive compensation program were designed as follows:

	SHORT-TERM INCENTIVE	LONG-TERM INCENTIVE	LONG-TERM INCENTIVE

	Annual Bonus	Performance-based Equity	Time-based Equity

Objective	Reward achievement of short-term (annual) corporate performance goals	Reward exceptional long-term financial results and drive stockholder value creation	Reinforce ownership in the Company with a focus to increase stockholder value over the long term and support retention of executives

Form	Cash	Performance Stock Units (PSUs) (50%) Non-qualified Stock Options (30%)	Restricted Stock (20%)

Time Horizon	1 Year	3 Years (PSU) 4 Years (Stock Options)[1]	3 Years (RSUs)[2]

	SHORT-TERM INCENTIVE	LONG-TERM INCENTIVE	LONG-TERM INCENTIVE

	Annual Bonus	Performance-based Equity	Time-based Equity

Metrics	Revenue — 40% weighting Adjusted EBITDA[3] — 40% weighting Operating cash flow — 20% weighting	Annual organic revenue growth[4] Stock price appreciation	Stock price appreciation Continued employment

[1]

Mr. Arduini’s non-qualified stock options vest as to one-third of the shares on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary. For grants commencing prior to 2020, Mr. Coleman’s non-qualified stock options vest annually over three years. For grants commencing in 2020, Mr. Coleman’s non-qualified stock options vest annually over four years, which aligns with grants to our other named executive officers.

[2]	Mr. Arduini’s RSUs vest annual over three years with a deferral feature that provides that the award will be paid 30-days following the six-month anniversary of his departure from the company.

[3]

Defined as GAAP net income excluding (i) depreciation and amortization; (ii) other net income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) acquisition and integration-related charges; (iii) litigation charges; (iv) EU Medical Device Regulation-related charges; (v) discontinued product lines charges; (vi) intangible asset amortization expense; (vii) impairment charges; (viii) convertible debt non-cash interest; and (ix) income tax impact from adjustments.

[4]

Organic revenue consists of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Organic revenue growth is the increase in organic revenue compared to the prior year’s organic revenue.

COMPENSATION BEST PRACTICES

The Compensation Committee applies a number of corporate governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to assure the alignment of executive and stockholder interests.

WHAT WE DO	WHAT WE DON’T DO

Deliver executive compensation primarily through performance-based at-risk pay	No hedging or pledging of equity

Maintain a peer group for benchmarking pay	No repricing of stock options

Set challenging short- and long-term incentive objectives	No guarantees or minimums related to base salary increases, annual bonuses or equity grants

Place a cap on the annual bonus payments that executives can receive	No duplication of long-term performance targets with our annual performance targets

Provide strong oversight that ensures adherence to equity grant regulations	No gross-ups upon change in control or perquisites (excluding relocation expenses)

Maintain a clawback policy for annual bonus and equity compensation, as well as an anti-hedging/pledging policy	No excessive perquisites

Require stock ownership by executives, with minimum ownership levels defined by role	No supplemental executive retirement plans

Have double-trigger change-in-control arrangements

Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company

Offer market-competitive benefits for executives that are consistent with the benefits provided to the rest of our employees

Consult with an independent consultant on compensation levels and practices

Engage with stockholders regarding our compensation programs.

STOCKHOLDER INPUT ON EXECUTIVE COMPENSATION

We value the opinions of our stockholders and regularly solicit input on our executive compensation program. In evaluating the design of our executive compensation and the compensation decisions for each of our named executive officers, the Compensation Committee considers stockholder input including the advisory “say-on-pay” vote at our annual meeting.

For our 2019 Say on Pay, approximately 99.5% of the “say-on-pay” stockholder votes cast approved the compensation for our named executive officers.

For our 2019 Say on Pay, approximately 99.5% of the votes cast approved the compensation for our named executive officers. We believe that this support resulted largely from the improvements that we have made and continue to make to our executive compensation program and the effect that they have had on the Company’s performance. The strong Say on Pay vote shows support for our current compensation design.

Over the course of 2019, we gathered feedback with respect to our executive compensation program in a number of different settings. Integra’s management team participated in 10 institutional investor conferences at which we discussed our strategic plans and growth prospects and had about 400 meetings with institutional investors. Key feedback from investors is organic revenue growth is a key indicator for the strength of our business and a driver of shareholder value creation.

To strengthen our pay-for-performance culture, the Compensation Committee considered our strong 2019 vote results and the feedback obtained from our investor outreach when making decisions relating to compensation for our named executive officers for 2019. Our philosophy is to use a metric that directly aligns with our business strategy and shareholders. Annual organic revenue growth was used for our 2018 and 2019 long-term incentive performance shares metric and will continue to be the measure in 2020.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee annually reviews the executive compensation program for all named executive officers, as well as other executives within the Company. While Integra management provides input, it is the responsibility of the Compensation Committee to evaluate and approve our executive compensation philosophy, plans, policies, programs and decisions.

The following table provides the steps the Compensation Committee follows to ensure the total compensation for our named executive officers is competitive, appropriately tied to performance, and does not promote undue risk taking.

STEP 1: INPUT ON COMPENSATION	STEP 2: COMPENSATION COMMITTEE DECISIONS	STEP 3: COMPENSATION COMMITTEE OVERSIGHT

At the beginning of each year, management, including the President and CEO, provides recommendations to the Compensation Committee on the compensation of the named executive officers. The CEO does not make recommendations on his own pay.

These recommendations take into consideration the competitive market pay data provided by the Board’s independent consultant, as well as an evaluation of the named executive officer’s role, contributions and performance in achieving Company results, and long-term potential.

(See more below on the Board’s independent compensation consultant.)

The Compensation Committee considers these recommendations together with the input of our independent compensation consultant and subsequently the Compensation Committee determines the named executive officers’ compensation, ensuring that it is aligned with our compensation philosophy.

All aspects of the CEO’s compensation are determined solely by the Compensation Committee, with input from the independent compensation consultant.

For the coming year, the Compensation Committee reviews and approves:

•  Objectives for the CEO

•  Variable pay target opportunities for annual bonus and long-term equity incentives

•  Performance metrics for the annual bonus and equity grants

The Compensation Committee ensures that performance metrics are consistent with the financial, operational and strategic goals set by the Board, that the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee retains Willis Towers Watson as its independent executive compensation consultant. Willis Towers Watson provides market analyses and recommendations that inform the Committee’s decisions, provides updates on market trends and the regulatory environment as it relates to executive compensation, reviews various executive compensation proposals presented by management to the Compensation Committee, and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), the Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the Committee. In 2019, in addition to the executive compensation consulting services provided, Willis Towers Watson provided corporate risk and brokering services and additional rewards consulting services to the Company with total fees of $284,341.

ROLE OF THE EXECUTIVE COMPENSATION PEER GROUP

To help ensure we provide our named executive officers with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation we offer our executives against executives within our peer group of companies. In 2019, this peer group consisted of companies determined to be:

•  Similar in size (revenue and market capitalization), complexity and global reach to Integra

•  In the medical technology or a similar industry;

•  In competition with Integra for executive talent.

Integra is currently at the 42nd percentile for median revenue when compared to the peer group.

We generally target total compensation packages for executive officers to reflect the 50th percentile of our peer group.

Our peer group is regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of our independent compensation consultant. The Compensation Committee approved the following companies as part of our peer group for 2019 which remained unchanged from 2018:

2019 EXECUTIVE COMPENSATION PEER GROUP
ABIOMED, Inc. Align Technology, Inc. CONMED Corporation Edwards Lifesciences Corporation Haemonetics Corporation Hill-Rom Holdings, Inc. Hologic, Inc.	Integer Holdings Corporation Intuitive Surgical, Inc. Invacare Corporation Masimo Corporation Nuvasive, Inc. ResMed, Inc. Steris Plc	Teleflex Incorporated The Cooper Companies, Inc. Varian Medical Systems, Inc. Wright Medical Group N.V. West Pharmaceutical Services, Inc.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Integra’s executive compensation consists of fixed pay and variable pay, including cash and non-cash components. We continue to emphasize variable pay rather than fixed pay, with the majority of the compensation being “at risk” performance based compensation. We compare our executive compensation elements against those of our peer group companies while aligning to our executive compensation philosophy. The chart below summarizes the various elements of Integra’s executive compensation and their purpose:

	OBJECTIVE	TYPE OF COMPENSATION	KEY FEATURES
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the medical technology industry and broader market	Cash	• Reflects individual skills, experience, responsibilities and performance over time • Influences annual bonus and long-term incentive opportunity • Provides a stable and secure source of income
Short-Term Incentive —Annual Bonus	Encourage focus on short-term business performance	Cash	• Performance-based reward tied to achievement of short-term corporate performance goals • Paid only if threshold performance levels are met or exceeded
Long-Term Incentive —Performance Stock Units (PSUs)	Increase multi-year profitability and stock price	Equity

•  Performance-based rewards tied to achievement of long-term corporate performance goals

•  Vests only if threshold performance levels are met or exceeded

•  Promotes retention and enhances executive stock ownership

•  Links value to stock price

Long-Term Incentive —Non-qualified Stock Options	Closely align executive and stockholder interests and aid in retention	Equity	• Promotes retention and enhances executive stock ownership • Links value to stock price appreciation
Long-Term Incentive —Restricted Stock	Closely align executive and stockholder interests and aid in retention	Equity	• Promotes retention and enhances executive stock ownership • Links value to stock price
Other Benefits	Aid in attracting and retaining talent	Benefit	• Broad-based benefits available to all employees • Executive physical exam program • Non-Qualified Deferred Compensation Program available to all eligible employees

ANALYSIS OF 2019 COMPENSATION DECISIONS

Base Salary

We establish base salaries for named executive officers that reflect each executive’s experience, expertise, and the complexity of their role as well as current competitive compensation data and internal comparisons. The Compensation Committee reviews base salaries of our named executive officers annually, and approves increases considering factors such as prior year performance, market competitiveness and affordability. Our NEOs’ annual base salary changes are aligned with Integra’s global annual merit budget with an effective date each year of April 1.

2019 BASE SALARY DECISIONS

Mr. Arduini received an annual increase in base salary of $20,000 or 2% to $980,000 from $960,000.

Mr. Coleman received a base salary annual increase of $16,848 or 3% to $578,448 from $561,600 effective April 1, 2019. In connection with his promotion to COO effective June 24, 2019, Mr. Coleman received an additional base salary increase of $21,522 or 3.73% to $600,000.

Mr. Davis received a base salary annual increase of $13,884 or 3% to $476,684 from $462,800.

Mr. Reuvers received a base salary annual increase of $27,000 or 6.35% to $452,000 from $425,000 as a result of his exceptional 2018 performance and to keep his salary aligned with the 50th percentile of our peer group.

Ms. Anderson’s base salary of $500,000 was set when she joined the Company in June 2019.

Mr. Schwartz’s 2019 base salary of $425,000 was set when he joined the Company in November 2018.

Annual Bonus

Our Performance Incentive Compensation Plan (the “Bonus Plan”) provides named executive officers with the opportunity to earn a cash award when they deliver strong annual Company and individual performance.

Annual bonuses are paid based on the Company’s achievement of annual performance goals determined by the Compensation Committee within the first 90 days of each year. The annual bonus pool is funded based on Company performance — revenue (40% weighting), adjusted EBITDA (40% weighting) and operating cash flow (20% weighting).

Named executive officers are eligible for bonus payments only if the Company achieves its goal of at least 70% of prior year Adjusted EBITDA. The Committee can only reduce (and not increase) the amount of bonus pool funding, and subsequently named executive officers’ awards.

Each named executive officer has a target bonus opportunity, with no minimum (that is, the actual payment could be 0%) and a cap at 200% of the named executive officer’s target.

ANNUAL BONUS POOL FUNDING

The annual bonus pool is funded for all Bonus Plan participants based on Company performance. The aggregate amount of the final payments to all participants, including the named executive officers, may not exceed the overall funded pool. For 2019, the Company’s funding model was as follows:

		PERFORMANCE GOALS AS A % OF TARGET

PERFORMANCE METRIC	WEIGHT	Below Threshold	Threshold	Target	Maximum

Revenue	40%	95.9%	96%	100%	104%

Adjusted EBITDA[1]	40%	92.9%	93%	100%	107%

Operating Cash Flow	20%	84.9%	85%	100%	115%

Annual Bonus Pool Funding (as a % of Target)		0%	20%	100%	150%

[1]

Defined as GAAP net income excluding (i) depreciation and amortization; (ii) other net income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) acquisition and integration-related charges; (iii) litigation charges; (iv) EU Medical Device Regulation-related charges; (v) discontinued product lines charges; (vi) intangible asset amortization expense; (vii) impairment charges; (viii) convertible debt non-cash interest; and (ix) income tax impact from adjustments. See “Appendix A — Reconciliations of Non-GAAP Financial Measures”.

This same funding model will also apply for the 2020 performance year.

Revenue, adjusted EBITDA and operating cash flow were selected as annual bonus performance metrics as they are key indicators of the strength of our business and we believe that they drive long-term stockholder return. As shown in the chart below, we primarily achieved or exceeded our performance targets for each metric in 2019:

These results reflect significant progress made on a series of strategic initiatives designed to drive Company growth as described in the Executive Compensation section. Based on this successful business performance, the overall annual bonus pool was funded at 100.0% of target for all eligible participants in 2019.

Consistent with prior years, the Compensation Committee established a threshold bonus funding objective of 70% of prior year Adjusted EBITDA, below which no bonuses would be paid to our named executive officers. Upon achievement of the adjusted EBITDA goal in 2019, the bonus for named executive officers is funded at maximum (200% of their targets). Thereafter, the Committee can exercise only negative discretion to determine each named executive officer’s bonus payment based on annual bonus pool funding and his or her performance.

The named executive officers earned annual bonus payments for 2019 performance ranging from 90% to 107% of their individual target opportunities. The Committee determined these levels based on the individual performance of each officer, achievement of several critical business priorities, successfully meeting or exceeding strategic objectives, optimizing the Company’s organizational structure, systems and processes, and helping to enhance overall commitment to quality and regulatory compliance.

2019 ANNUAL BONUS (PAID IN MARCH 2020)

	TARGET AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY	ACTUAL AMOUNT AWARDED(2)	ACTUAL AS A % OF TARGET

Peter J. Arduini	120%	$1,176,000	$1,176,000	100%

Glenn G. Coleman	80%	$480,000	$482,000	100%

Carrie Anderson[1]	70%	$204,155	$205,000	100%

Robert T. Davis, Jr.	60%	$286,010	$258,000	90%

Daniel L. Reuvers	60%	$271,200	$290,000	107%

Eric I. Schwartz	60%	$255,000	$256,300	101%

[1]

Ms. Anderson’s annual bonus payout was prorated to reflect the number of months she was employed by the Company in 2019. In addition to her annual bonus, in consideration of Ms. Anderson’s forfeiture of her potential annual bonus from her prior employer for 2019 performance, the Compensation Committee awarded Ms. Anderson a one-time payment of $225,000 in June 2019 when she joined the Company, which is not reflected in the chart above.

[2]

Messrs. Arduini, Coleman and Reuvers and Ms. Anderson elected to defer a percentage of their 2019 annual bonus paid in March 2020 under the new Non-Qualified Deferred Compensation Program. Specifically, deferrals were as follows: Mr. Arduini at 18%, Mr. Coleman at 30%, Ms. Anderson at 50% and Mr. Reuvers at 85%.

Equity Grants

Equity grants help to align executive interests with those of our stockholders. The Compensation Committee considers Company performance, individual performance, long-term potential and market practice when determining the value and type of equity. We award a mix of restricted stock or restricted stock units (RSUs), non-qualified stock options and performance stock units (PSUs).

	RESTRICTED STOCK (ALL NEOS EXCEPT CEO)	RESTRICTED STOCK UNITS (RSUS) (CEO ONLY)	NON-QUALIFIED STOCK OPTIONS	PERFORMANCE STOCK UNITS (PSUS)
Definition	Represents actual ownership of Integra stock that becomes the executive’s upon vesting	Notional units which are redeemable for Integra stock; their value tracks the value of Integra stock	Once vested, stock options give an executive the right to purchase Integra stock at an exercise price equal to the closing price of our common stock on the date of grant	Notional units which are redeemable for Integra stock subject to performance; their value tracks the value of Integra stock
% of Equity Grant	20%	20%	30%	50%
Performance Metric	Time	Time	Stock price	Organic revenue growth
Vesting	Annually over three years	Annually over three years; payment is deferred until after CEO’s departure from Integra	Annually over four years [1,2]	Annually over three years based on achievement of performance goals

[1]	For the CEO, vesting is one-third of the award on the first anniversary of the grant date and the remainder vests in monthly instalments through the third anniversary of the grant date.

[2]	Except for the COO, whose award vests annually over three years. Starting in 2020, Mr. Coleman’s non-qualified stock options match our other named executive officers vesting annually over four years.

ANNUAL EQUITY COMPENSATION GRANTS

Annual equity grants are typically made in March of each year. The following criteria are evaluated for each of our named executive officer when determining the value of their annual equity award:

•	Performance over the long term;

•	Performance during the prior year;

•	Long-term potential;

•	Retention considerations; and

•	Market practices for comparable positions.

2019 EQUITY COMPENSATION DECISIONS

In March 2019, named executive officers except for the CEO and Ms. Anderson each received an annual equity grant of 50% PSUs, 30% non-qualified stock options, and 20% restricted stock. Mr. Arduini received an annual equity grant of 50% PSUs, 30% non-qualified stock options, and 20% RSUs. Ms. Anderson, in consideration of her forfeiture of unvested equity from her prior employer when she joined the Company in June 2019, received a one-time restricted stock award in the amount of $1,700,000 granted on July 1, 2019. Her award vests in three equal installments on the anniversary dates of the grant.

	FAIR MARKET VALUE AT GRANT — 2019
	RESTRICTED STOCK	RSUs	NON-QUALIFIED STOCK OPTIONS	PSUs	TOTAL

Peter J. Arduini		$1,140,000	$1,710,000	$2,850,000	$5,700,000

Glenn G. Coleman[1]	$1,008,336		$387,504	$645,840	$2,041,680

Carrie Anderson	$1,700,000		n/a	n/a	$1,700,000

Robert T. Davis, Jr.	$129,584		$194,376	$323,960	$647,920

Daniel L. Reuvers	$119,000		$178,500	$297,500	$595,000

Eric I. Schwartz[2]	$1,110,500		$165,750	$276,250	$1,552,500

[1]

Mr. Coleman received an annual restricted stock award with a value of $258,336 as well as a one-time restricted stock award in the amount of $750,000 on July 1, 2019 in connection with this promotion to COO. This one-time award will vest in full on the third anniversary of the grant date.

[2]

In addition to his annual restricted stock award of $110,500, Mr. Schwartz was awarded a grant of $1,000,000 in restricted stock in 2019 in consideration for the forfeiture of his unvested equity from his prior employer, which vests in three equal installments on the anniversary dates of the grant.

USING ORGANIC REVENUE GROWTH AS THE PSU PERFORMANCE METRIC

Annual organic revenue growth is the performance metric for PSU awards as it is a key indicator of the strength of our business and stockholder return. Organic revenue consists of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Organic revenue growth is the increase in organic revenue compared to the prior year.

The three-year annual organic revenue growth goal is derived from a rigorous process that involves input and discussions among the Compensation Committee, CEO and management. We annually review the metrics (and related targets) used in our annual bonus and equity programs to ensure they remain aligned to Integra’s strategic plan.

PSU VESTING FOR EQUITY GRANTS DETERMINED BY ANNUAL REVENUE PERFORMANCE

For equity grants awarded in 2017 and earlier, each named executive officer was eligible to receive shares of the Company’s common stock ranging from 0% to 150% of target based on the Company’s achievement of a certain annual revenue increase over an established baseline. These target revenue levels increased each year of the performance period to elevate the rigor of the program and align with the Company’s long-term business strategy and growth targets:

INCREASE IN ANNUAL REVENUE OVER BASELINE SET AT GRANT
	FIRST PERFORMANCE YEAR GOAL	SECOND PERFORMANCE YEAR GOAL	THIRD PERFORMANCE YEAR GOAL	PERFORMANCE VESTING PERCENTAGE

Below Threshold Level	<3%	<6%	<9%	0%

Threshold Level	3%	6%	9%	50%

Target Level	7%	14%	21%	100%

Maximum Level	11%	22%	33%	150%

PSU VESTING FOR EQUITY GRANTS DETERMINED BY ANNUAL ORGANIC REVENUE PERFORMANCE

Beginning with the 2018 equity grant, each named executive officer is eligible to receive shares of the Company’s common stock ranging from 0% to 150% of target based on the Company’s achievement of an annual organic revenue growth goal over the prior year’s organic revenue amount during each fiscal year of the performance period:

GROWTH IN ANNUAL ORGANIC REVENUE OVER PRIOR YEAR
	PERFORMANCE GOAL	PERFORMANCE VESTING PERCENTAGE

Below Threshold Level	<2%	0%

Threshold Level	2%	50%

Target Level	5%	100%

Maximum Level	7%	150%

IF...	THEN...
Growth in annual organic revenue over prior year is between threshold and target levels

Performance vesting percentage is determined by extrapolating between threshold level, anchor points of 3% annual organic revenue growth (with a 70% performance vesting percentage) and 4% annual organic revenue growth (with an 85% performance vesting percentage), and target level.

Growth in annual organic revenue over prior year is between target and maximum levels

Performance vesting percentage is determined by linear interpolation between target level, an anchor point of 6% annual organic revenue growth (with a 125% performance vesting percentage), and maximum level.

Target performance in a particular year is not attained but the Company achieves its “catch-up” goal (an average three-year annual organic revenue growth rate of at least 5.0%)	Additional shares of performance stock will vest on the third anniversary of the grant date (as though the performance goal for the fiscal year was achieved at target level).

PSU GRANT VESTING

Vesting of the following PSU grants occurred in 2019 and 2020 based on the achievement of the Company’s revenue growth goals for the 2018 and 2019 performance periods (2016 and 2017 grants) as well as its annual organic revenue growth goal for the 2019 performance period (2018 and 2019 grants):

PERFORMANCE RESULTS FOR PSUs VESTING IN 2020 (BASED ON 2019 PERFORMANCE YEAR)

	PERFORMANCE VESTING%	2017 GRANT YEAR 3 VESTING	2018 GRANT YEAR 2 VESTING	2019 GRANT YEAR 1 VESTING

		INCREASE IN TOTAL REVENUE OVER BASELINE	INCREASE IN ORGANIC REVENUE OVER BASELINE[1]	INCREASE IN ORGANIC REVENUE OVER BASELINE[1]

Baseline Set at Grant		$1,057.0	$1,432.4	$1,432.4

Below Threshold Level	0%	<9%	<2%	<2%

Threshold Level	50%	9%	2%	2%

Target Level	100%	21%	5%	5%

Maximum Level	150%	33%	7%	7%

ACTUAL % Increase Over Baseline		$1,517.6 +43.6%	$1,500.6 +4.8%	$1,500.6 +4.8%

ACTUAL VESTING PERCENTAGE		150%	97%	97%

[1]	See “Appendix A — Reconciliations of Non-GAAP Financial Measures”.

Retirement Savings Programs

In 2019, we provided retirement benefits to our named executive officers through the defined contribution retirement savings plan which is the same plan available to all employees. Company matching contributions for our NEOs are shown in the Other Compensation table (p. 45). A new non-qualified deferred compensation program was adopted effective May 16, 2019 for all employees who meet the IRS annual compensation limit of IRC Section 401(a)(17) and meets the requirements of Code Section 409A. Employees may defer up to 75% of base salary and up to 100% of performance based cash bonus on a pre-tax basis. Messrs. Arduini, Coleman and

Reuvers and Ms. Anderson elected to defer a percentage of their 2019 annual bonus paid in March 2020 under the new non-qualified deferred compensation program. Specifically, deferrals were as follows: Mr. Arduini at 18%, Mr. Coleman at 30%, Ms. Anderson at 50% and Mr. Reuvers at 85%. The deferred value of the annual cash bonus is shown in the Non-Qualified Deferred Compensation table (p.51).

Other Benefits

In 2019, our named executive officers participated in benefits offerings on the same basis as all other employees except for the Executive Physical Exam Program. This program provides payment for a comprehensive annual physical exam for each of our named executive officers and aligns with the Company’s culture of health and wellness, which supports improved executive performance.

Ms. Anderson will be reimbursed for up to $100,000 of certain relocation-related expenses consistent with the Company’s relocation policy.

OTHER KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

As we look to the future of the Company, we have adopted policies to help drive sustainable growth by further aligning the financial interests of our executives and stockholders with long-term stock price performance. In addition, our compensation policies and practices for all employees are reviewed annually to determine whether any risks associated with such policies and practices encourage unnecessary or excessive risk-taking or are reasonably likely to have an adverse effect on the Company. Our compensation programs are designed with an appropriate balance of risk and reward in relation to our business strategy and that they do not encourage excessive or unnecessary risk-taking behavior. The risk-mitigating features adopted within our compensation programs are outlined below.

The Compensation Committee reviewed management’s risk assessment report, and as a result of the risk assessment, the Compensation Committee does not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Our stock ownership guidelines require all executive officers to hold a minimum number of shares of our stock while serving in these leadership positions. The guidelines are intended to further align the interests of executives with those of our stockholders by requiring executives to be subject to the same long-term stock price volatility our stockholders experience.

The minimum threshold is based on a multiple of base compensation:

POSITION	STOCK OWNERSHIP GUIDELINE

CEO	6 times base salary

COO, CFO	2 times base salary

All other NEOs	1 times base salary

Currently, all of our named executive officers have met these requirements. The named executive officers are required to hold stock received from the Company pursuant to the stock ownership guidelines.

Clawback Policy

We maintain a clawback policy to ensure that compensation is paid only upon proven results. If a restatement of our financial results is required to correct a material error or inaccuracy due to the fraud or intentional misconduct of a named executive officer, the Committee can recoup (“claw back”) from that executive bonuses or equity awards awarded on or after January 1, 2013 and cancel outstanding annual bonus or equity award opportunities.

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits without exception hedging and pledging of our securities by any employee, including our NEOs and Directors. Prohibited trading practices include short sales, puts, calls, forward sales, equity swaps, or other hedging transactions. In addition, all employees including our NEOs are forbidden from (i) holding Integra securities in a margin account, (ii) buying Integra securities on margin, (iii) pledging Integra securities as collateral for a loan or (iv) pledging Integra securities in any other arrangement. For our NEOs, and other participants in the Company’s trading window group, trading is permitted only during scheduled trading windows and requires a pre-clearance by our legal department. Subject to our trading window policy, our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934.

Impact of Accounting and Tax Requirements on Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for “covered employees.” Although we maintain compensation plans that originally were intended to permit the payment of compensation deductible under Section 162(m), we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. The Committee also endeavors to structure executive compensation in a manner that is either compliant with, or exempt from, the application of Section 409A of the Internal Revenue Code, the provisions of which may impose additional taxes to employees.

Accounting

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including non-qualified stock options, restricted stock, restricted stock units, PSUs and other forms of equity compensation). The Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Although the Committee generally considers the tax and accounting implications of its compensation decisions, the primary drivers for determining the amount and form of executive compensation are the attraction, motivation and retention of executive talent rather than the Internal Revenue Code or accounting requirements.

POST-EMPLOYMENT ARRANGEMENTS

CEO Employment Agreement

The Company initially determined to enter into an employment agreement with Mr. Arduini in order to recruit him from a highly compensated senior position at Baxter International — a global medical device company with almost $14 billion in annual revenues in 2011 — to induce him to relocate his family, to provide some security commensurate with the risks undertaken in such a considerable career and geographic move, and to provide him with appropriate incentives to help the Company grow. The Company amended that agreement upon Mr. Arduini’s promotion to President and CEO to provide him with an appropriate blend of incentives and severance payments to reflect his greater responsibilities and address the risks undertaken with such a position. The Company then amended and restated Mr. Arduini’s employment agreement, as it was set to expire December 31, 2014, and most recently again in October 2017, as it was set to expire December 31, 2017, for retention purposes, as well as the desire to motivate Mr. Arduini to improve the Company’s performance and continue to position Integra for future growth. The terms of the amended and restated employment agreement are described below.

On October 24, 2017, the Company entered into the Third Amended and Restated Employment Agreement with Mr. Arduini (the “Arduini Agreement”). The Arduini Agreement was effective January 1, 2018, and amends and restates the Second Amended and Restated Employment Agreement between the Company and Mr. Arduini, dated June 16, 2014, that was scheduled to expire on December 31, 2017.

Unless terminated earlier, the term of the Arduini Agreement will terminate on December 31, 2020. If a change in control of the Company were to occur prior to the expiration of the term, the employment period will instead continue through the later of December 31, 2020, or the second anniversary of the consummation of the change in control.

Mr. Arduini’s base salary is reviewed and may be adjusted annually based on the Compensation Committee’s review in consultation with Willis Towers Watson, and his performance. Further, he remains eligible for an annual bonus opportunity targeted at 120% of his annual base salary. Mr. Arduini’s bonus opportunity will range from 50% of his target annual bonus opportunity (if threshold performance goals are achieved) to a maximum of 200% of his target annual bonus opportunity. Mr. Arduini’s base salary is subject to annual review and may be increased at the discretion of the Company.

The Arduini Agreement provides that Mr. Arduini is eligible to receive a discretionary annual equity award, with the amount, form and mix of such award to be determined by the Committee in its discretion after giving consideration to annual equity-based awards granted to chief executive officers in the Company’s peer group. Any annual equity awards will be granted pursuant to award agreements on forms substantially similar to the applicable form attached to the Arduini Agreement, which include provisions for accelerated time-vesting in connection with Mr. Arduini’s retirement.

The Arduini Agreement also provides that each current and future equity award held by Mr. Arduini that provides for double trigger accelerated vesting will provide for accelerated vesting upon a qualifying termination that occurs on or within 24 months following a change in control. In addition, Mr. Arduini’s non-qualified stock options will remain exercisable for up to two years following a qualifying termination or such longer period of time provided in the applicable option agreement. The Arduini Agreement contains non-compete and non-solicitation covenants that extend for 18 months following a termination of Mr. Arduini’s employment (or 12 months in the event of a termination due to the expiration of the employment term). Further, the Company will reimburse Mr. Arduini for up to $15,000 in legal fees and expenses incurred in connection with the drafting, review and negotiation of the Arduini Agreement.

Under the Arduini Agreement:

IF MR. ARDUINI’S EMPLOYMENT IS TERMINATED...	THEN...

Outside the context of a change in control by the Company other than for “cause,” death or “disability,” or by Mr. Arduini for “good reason” (each, as defined in the Arduini Agreement)

In addition to accrued amounts, Mr. Arduini will be entitled to:

•  A lump sum payment equal to 2.99 times his annual base salary;

•  Company-subsidized healthcare continuation coverage for himself and his dependents for up to eighteen months after his termination date; and

•  Company-paid life and disability insurance premiums for up to eighteen months after his termination date.

By the Company within twenty-four months following a change in control by the Company other than for cause, death or disability, or by Mr. Arduini for good reason

Mr. Arduini will be entitled to receive the same payments and benefits as in the non-change in control context, except: (i) the lump sum cash payment will instead equal 2.99 times the sum of Mr. Arduini’s annual base salary and target bonus and (ii) Mr. Arduini will receive a pro-rata portion of his annual bonus for the year of termination, determined based on actual performance.

Due to his death

Mr. Arduini’s estate will receive a lump sum cash payment equal to Mr. Arduini’s annual base salary, and Company-subsidized healthcare continuation coverage for up to twelve months after his termination date.

Mr. Arduini’s right to receive the severance payments pursuant to the Arduini Agreement (other than upon his death) is contingent on Mr. Arduini’s execution of a general release of claims against the Company (provided that the Company also executes a general release of claims against Mr. Arduini). In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Arduini than receiving the full amount of such payments.

Change-in-Control Severance Agreements for Other Named Executive Officers

Effective February 1 through December 31, 2019, we adopted a change in control severance program (the “Program”) under which Ms. Anderson, Messrs. Coleman, Davis, Reuvers and Schwartz were participants. The Program provides for the payment of severance and other benefits to the executives in the event of a “qualifying termination,” which means a termination of employment with the Company without “cause” or by the executive for “good reason,” in either case, on or within two years following a “change in control” of the Company (each, as defined in the Program), which was the same under the expired change-in-control severance agreement. The Program does not provide for any excise tax gross-ups and has double-trigger cash payments.

In the event of a qualifying termination, the Change-in-Control Severance Agreements provide for:

•	A lump sum payment equal to 1.5 times (or 2.0 times in the case of Mr. Coleman and Ms. Anderson) the sum of the executive’s annual base salary and target bonus;

•	A lump sum payment equal to a pro rata portion of the executive’s target annual bonus for the partial fiscal year in which the termination occurs;

•	Company-subsidized COBRA premium payments for up to eighteen months following the termination date; and

•	Company-paid outplacement services for up to twelve months following the termination date.

The executive’s right to receive the severance payments and benefits described above is subject to his/her delivery and non-revocation of an effective general release of claims in favor of the Company. The Change-in-Control Severance Agreements clarified that to the extent the executive has not yet received his/her annual bonus for his/her prior year’s performance with the Company, the executive shall still receive such annual bonus for prior year performance at the time non-terminated employees receive such annual bonus if such payment is due. In addition, under the Change-in-Control Severance Agreements, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

The Program was renewed effective January 1, 2020 and will expire December 31, 2020 unless renewed again.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated into our 2019 Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee of the

Board of Directors

Donald E. Morel, Jr. (Chair)

Rhonda Germany Ballintyn

Keith Bradley

Barbara B. Hill (until May 2019)

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information regarding compensation paid to our President and Chief Executive Officer, our two Executive Vice President and Chief Financial Officers and each of our three other most highly compensated executive officers based on total compensation earned during 2019.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards(2) ($) (e)	Option Awards(2) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation (4) ($) (i)	Total ($) (j)

Peter J. Arduini	2019	975,000	—	3,990,017	1,710,006	1,176,000	—	8,400	7,859,423
President and Chief	2018	947,916	—	3,815,037	1,635,003	1,232,640	—	17,216	7,647,812
Executive Officer and Director	2017	905,024	—	3,325,053	1,425,003	1,463,422	—	16,066	7,134,568

Glenn G. Coleman	2019	585,426	—	1,654,286	387,506	482,000	—	11,200	3,120,418
Executive Vice President and	2018	556,200	—	869,428	372,612	480,730	—	15,700	2,294,670
Chief Operating Officer	2017	536,250	—	805,022	345,000	590,000	—	10,950	2,287,222

Carrie L. Anderson	2019	259,615	225,000	1,700,009		205,000	—	16,312	2,405,936
Executive Vice President and
Chief Financial Officer

Robert T. Davis, Jr	2019	473,213	—	453,598	194,390	258,000	—	11,200	1,390,401
Executive Vice President,	2018	458,350	—	437,582	187,504	272,000	—	13,980	1,369,416
President, Orthopedics and Tissue Technologies	2017	441,250	—	437,543	187,501	360,000	—	8,000	1,434,294

Daniel L. Reuvers	2019	445,250	—	416,585	178,517	290,000	—	11,200	1,341,552
Executive Vice President,	2018	418,920	—	892,085	168,011	326,000	—	13,363	1,818,379
President, Codman Surgical Solutions	2017	407,258	—	262,560	112,514	375,000	—	117,726	1,275,058

Eric I. Schwartz	2019	425,000		1,386,798	165,755	256,300		11,200	2,245,053
Executive Vice President, Chief Legal Officer and Secretary	2018	57,212	180,000	900,008	—	—	—	—	1,137,220

(1)

As a result of forfeiting her potential cash bonus from her prior employer for 2019 performance, Ms. Anderson received a one-time cash payment of $225,000. Mr. Schwartz received a one-time cash payment reported as Other Compensation in last year’s Summary Compensation Table.

(2)

This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant dates in 2019, 2018, and 2017. For a discussion on the assumptions used to estimate the fair value of the stock options, please see Note 9, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The fair value of performance stock is shown in this column at Target. Fair value at Maximum is $4,274,990 for Mr. Arduini, $968,808 for Mr. Coleman, $485,970 for Mr. Davis, $446,330 for Mr. Reuvers, and $414,350 for Mr. Schwartz. Ms. Anderson was awarded a grant of $1,700,000 in restricted stock in 2019 in consideration for the forfeiture of her unvested equity from her prior employer, which vests in three equal installments on the anniversary dates of the grant. Mr. Schwartz was awarded a grant of $1,000,000 in restricted stock in 2019 in consideration for the forfeiture of his unvested equity from his prior employer, which vests in three equal installments on the anniversary dates of the grant.

(3)

The amounts in column (g) reflect cash awards for 2019, 2018 and 2017 earned pursuant to the terms of the Performance Incentive Compensation Plan. See “— Compensation Discussion and Analysis — Analysis of 2019 Compensation Decisions, Annual Bonus” for more information. Messrs. Arduini, Coleman and Reuvers and Ms. Anderson elected to defer a percentage of their 2019 annual bonus paid in March 2020 under the new Non-Qualified Deferred Compensation Program. Deferral amounts are shown in the Non-Qualified Deferred Compensation Table below.

(4)

The amounts reported in the All Other Compensation column for each NEO represents legal fees, relocation expenses, and 401(k) employer matching contributions. Refer to Breakdown of All Other Compensation table below for detail. In connection with her relocation, Ms. Anderson will be reimbursed for relocation expenses up to $100,000 plus a tax gross-up for certain one-time taxable relocation expenses consistent with the Company’s relocation policy. In 2019, Ms. Anderson received a relocation reimbursement of $14,426 and a tax gross-up of $1,886. Each NEO had a total amount of perquisites less than $10,000.

BREAKDOWN OF ALL OTHER COMPENSATION — 2019

	Legal Fees ($)	Relocation Expenses ($)		401(k) Employer Matching Contribution ($)	Total ($)

Peter J. Arduini				8,400	8,400

Glenn G. Coleman	—	—		11,200	11,200

Carrie Anderson		16,312	(1)		16,312

Robert T. Davis, Jr	—	—		11,200	11,200

Daniel L. Reuvers		—		11,200	11,200

Eric I. Schwartz	—	—		11,200	11,200

(1)	In 2019, Ms. Anderson received a relocation reimbursement of $14,426 and a tax gross-up of $1,886 consistent with the Company’s relocation policy.

Grants of Plan-Based Awards

The following table presents information on annual incentive opportunities and equity awards granted under the Company’s 2003 Equity Incentive Plan.

Name (a)	Award Type	Grant Date (b)	Date of Board or Comp. Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
Peter J. Arduini	PSU	3/13/2019	2/14/2019				25,487	50,975	(5)	76,462				2,850,012
	RSU	3/13/2019	2/14/2019								20,390			1,140,005
	Stock Option	3/13/2019	2/14/2019									91,249	55.91	1,710,006
	Cash Bonus	1/1/2019	2/14/2019	588,000	1,176,000	2,352,000
Glenn G. Coleman	PSU	3/13/2019	2/14/2019				5,776	11,552	(5)	17,328				645,872
	RSA	3/13/2019	2/14/2019								4,621			258,360
	RSA	7/1/2019	6/24/2019								13,534			750,054
	Stock Option	3/13/2019	2/14/2019									20,678	55.91	387,506
	Cash Bonus	1/1/2019	2/14/2019	96,000	480,000	960,000
Carrie Anderson	RSA	7/1/2019	6/24/2019								30,675			1,700,009
	Cash Bonus[1]	6/24/2019	6/24/2019	40,831	204,155	408,310
Robert T. Davis, Jr.	PSU	3/13/2019	2/15/2018				2,897	5,795	(5)	8,692				323,998
	RSA	3/13/2019	2/15/2018								2,318			129,599
	Stock Option	3/13/2019	2/15/2018									10,373	55.91	194,390
	Cash Bonus	1/1/2019	2/15/2018	57,202	286,010	572,021
Daniel L. Reuvers	PSU	3/13/2019	2/14/2019				2,661	5,322	(5)	7,983				297,553
	RSA	3/13/2019	2/14/2019								2,129			119,032
	Stock Option	3/13/2019	2/14/2019									9,526	55.91	178,517
	Cash Bonus	1/1/2019	2/14/2019	54,240	271,200	542,400
Eric I. Schwartz	RSA	3/1/2019	9/25/2018								17,851			1,000,013
	PSU	3/13/2019	2/14/2019				2,470	4,941	(5)	7,411				276,251
	RSA	3/13/2019	2/14/2019								1,977			110,534
	Stock Option	3/13/2019	2/14/2019									8,845	55.91	165,755
	Cash Bonus	1/1/2019	2/14/2019	51,000	255,000	510,000

(1)

The amounts reported in columns (c) through (e) represent potential cash payments pursuant to the Company’s Performance Incentive Compensation Plan. The “Target” is calculated by multiplying the officer’s base salary by the executive’s target award percentage established by the Compensation Committee and, for Mr. Arduini, as provided in the applicable employment agreement. See “— Compensation Discussion and Analysis — Analysis of 2019 Compensation Decisions, Annual Bonus” for more information.

(2)

The amount shown in this column represents shares of performance stock granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Analysis of 2019 Compensation Decisions, Equity Grants” for a description of the material terms of these performance stock awards.

(3)

The amounts shown in this column represent shares of restricted stock or contract stock/restricted stock units granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Analysis of 2019 Compensation Decisions, Equity Grants” for a description of the material terms of these restricted stock and contract stock/restricted unit awards. Mr. Coleman was awarded a one-time restricted stock award in the amount of $750,000 upon his promotion to Corporate Vice President, Chief Operating Officer on July 1, 2019 of which 100% of the shares will vest on the third anniversary of the grant date. Ms. Anderson was awarded a grant of $1,700,000 in restricted stock in 2019 in consideration for the forfeiture of her unvested equity from her prior employer, which vests in three equal installments on the anniversary dates of the grant. Mr. Schwartz was awarded a grant of $1,000,000 in restricted stock in 2019 in consideration for the forfeiture of his unvested equity from his prior employer, which vests in three equal installments on the anniversary dates of the grant. Both Ms. Anderson and Mr. Schwartz’s restricted stock vest according to our standard vesting schedule for restricted stock.

(4)

This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock, contract stock/restricted stock units, performance stock and stock options granted to each NEO in 2019. For restricted stock, contract stock/restricted stock units and performance stock, fair value is calculated using the closing price of the Company’s common stock on the specific grant date. For stock options, fair value is based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of the assumptions used to estimate fair value, please see Note 9, “Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The fair value of performance stock is shown in this column at Target. Fair value at Maximum is $4,274,990 for Mr. Arduini, $968,808 for Mr. Coleman, $485,970 for Mr. Davis, $446,330 for Mr. Reuvers, and $414,350 for Mr. Schwartz.

(5)

This grant of performance stock was made to the executive for his 2019 performance. Each NEO is eligible to vest in and receive a number of shares of the Company’s common stock ranging from 0% to 150% of the target number of shares of performance stock granted based on the Company’s achievement of goals relating to the growth in the Company’s annual organic revenue growth over the immediately preceding fiscal year , during each fiscal year of the performance period running from January 1, 2019 through December 31, 2021. See “— Compensation Discussion and Analysis — Analysis of 2019 Compensation Decisions, Equity Grants” for a description.

[1]

Ms. Anderson’s annual bonus payout was prorated to reflect the number of months she was employed by the Company in 2019. In addition to her annual bonus, in consideration of Ms. Anderson’s forfeiture of her potential annual bonus from her prior employer for 2019 performance, the Compensation Committee awarded Ms. Anderson a one-time payment of $225,000 in June 2019 when she joined the Company, which is not reflected in the chart above.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information with respect to outstanding equity awards as of December 31, 2019.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Peter J. Arduini	61,588	—	13.89	3/1/2020	—	—	—	—
	54,276	—	13.89	3/1/2020
	67,786	—	15.79	5/22/2021
	118,434	—	20.88	3/6/2022
	138,228	—	26.87	3/23/2023
	129,250	—	32.59	3/14/2024
	77,065	7,006	43.68	3/13/2025
	43,790	31,279	56.23	3/13/2026
	—	91,249	55.91	3/13/2027
					40,563	2,364,012	112,855	6,577,189

Glenn G. Coleman	50,658	—	19.41	5/2/2022

	16,416	—	26.87	3/23/2023

	22,906	—	31.69	11/16/2023

	20,106	—	32.59	3/14/2024

	24,374	—	38.43	12/1/2024

	13,433	6,921	43.68	3/13/2025

	5,645	11,463	56.23	3/13/2026

	—	20,678	55.91	03/13/2027

					22,907	1,335,020	26,432	1,540,457
Carrie Anderson	—	—	—	—
					30,675	1,787,739

Robert T. Davis, Jr.	1,566	—	26.87	3/23/2023

	5,289	3,447	32.59	3/14/2024

	17,410	—	38.43	12/1/2024

	5,530	5,532	43.68	3/13/2025

	2,152	6,457	56.23	3/13/2026

	—	10,373	55.91	3/13/2027

					4,783	278,753	13,554	789,927
Daniel. L. Reuvers	2,420	—	26.87	3/23/2023
	4,114	1,372	32.59	3/14/2024
	10,446	—	38.43	12/1/2024
	3,318	3,320	43.68	3/13/2025
	1,928	5,786	56.23	3/13/2026
	—	9,526	55.91	3/13/2027
					14,056	819,184	11,195	652,445

Eric Schwartz	—	8,845	55.91	3/13/2027

					31,041	1,809,069	4,941	287,961

(1)	Vesting information for each outstanding non-qualified stock option award as of December 31, 2019 for the Named Executive Officers is described in the table below.

Vesting Date	Exercise Price	Peter J. Arduini	Glenn G. Coleman	Carrie Anderson	Robert T. Davis Jr.	Daniel L. Reuvers	Eric Schwartz

	Number of Shares Underlying Non-Qualified Stock Option Awards

2020		(a)

3/13/2020	43.68	7,006	6,921	—	2,766	1,660	—

3/13/2020	56.23	25,023	5,646	—	2,152	1,928	—

3/13/2020	55.91	53,228	6,823	—	2,593	2,381	2,211

3/14/2020	32.59	—	—	—	3,447	1,372	—

2021		(b)

3/13/2021	43.68	—	—	—	2,766	1,660	—

3/13/2021	56.23	6,256	5,817	—	2,152	1,929	2,211

3/13/2021	55.91	30,416	6,824	—	2,593	2,381	—

2022

3/13/2022	56.23	—	—	—	2,153	1,929	—

3/13/2022	55.91	7,605	7,031	—	2,593	2,382	2,211

2023

3/13/2023	55.91	—	—	—	2,594	2,382	2,212

(a)

Mr. Arduini’s non-qualified stock options vest as follows: one third of the shares vest on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. The 7,006 of the unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2017 non-qualified stock option grant will vest monthly over the first three months of 2020. 25,023 of the 31,279 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2018 non-qualified stock option grant will vest monthly throughout 2020. In addition, 30,416 of the 91,249 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2019 grant will vest on March 13, 2020, the first anniversary of such grant. Thereafter, 22,812 non-qualified stock options pursuant to Mr. Arduini’s March 13, 2019 grant will vest monthly for the remaining nine months of 2020.

(b)

Mr. Arduini’s non-qualified stock options vest as follows: one third of the shares vest on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. 6,256 of the 31,279 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2018 non-qualified stock option grant will vest monthly over the first three months of 2021. 30,416 of the 91,249 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2019 non-qualified stock option grant will vest monthly throughout 2021.

(c)

Mr. Arduini’s non-qualified stock options vest as follows: one third of the shares vest on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. 7,605 of the 91,249 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2019 non-qualified stock option grant will vest monthly over the first three months of 2022.

(2)

The amounts in columns (g) and (h) reflect the number and market values of the outstanding restricted stock units and restricted stock awards as of December 31, 2019 for the Named Executive Officers. Scheduled vesting of such restricted stock units and restricted stock awards and the number of shares underlying such awards are described in the table below. Please note that Mr. Arduini is the only Named Executive Officer with RSUs.

Vesting Date	Peter J. Arduini		Glenn G. Coleman	Carrie Anderson	Robert T. Davis Jr.	Daniel L. Reuvers	Eric I. Schwartz

	Number of Shares Underlying Outstanding RSUs and RSAs

2020

3/1/2020	—		—	—	—	—	5,890

3/13/2020	20,509	(a)	4,773	—	2,472	1,944	652

7/1/2020	—		—	10,122	—	—	—

12/3/2020	—		—	—	—	—	5,523

12/11/2020	—		—	—	—	10,007	—

2021

3/1/2021	—		—	—	—	—	5,891

3/13/2021	13,258	(a)	3,028	—	1,522	1,381	652

7/1/2021	—		—	10,123	—	—	—

12/3/2021	—		—	—	—	—	5,690

2022

3/1/2022	—		—	—	—	—	6,070

3/13/2022	6,796	(a)	1,572	—	789	724	673

7/1/2022	—		13,534	10,430	—	—	—

(a)

The terms of this RSU award provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of Mr. Arduini’s separation of service.

(3)

The amounts in columns (i) and (j) reflect the number and market values of the outstanding performance stock awards as of December 31, 2019 for the Named Executive Officers. Scheduled vesting of all performance stock awards and the number of shares underlying such awards, subject to the satisfaction of the performance goals, are described in the table below. Payouts for the March 13, 2017 grant is calculated at 150% of the target level. Payouts for the March 13, 2018 and March 13, 2019 grants are calculated at 97% of the target level.

Vesting Date	Peter J. Arduini	Glenn G. Coleman	Carrie Anderson	Robert T. Davis Jr.	Daniel L. Reuvers	Eric Schwartz

	Number of Shares Underlying Outstanding Performance Stock Awards

2020

3/13/2020	59,558	13,946	—	7,281	5,486	1,581

2021

3/13/2021	35,460	8,060	—	4,051	3,846	1,631

2022

3/13/2022	17,837	4,426	—	2,222	1,863	1,729

Option Exercises and Stock Vested

The following table presents information on stock option exercises and stock award vesting during 2019.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Peter J. Arduini	250,000	11,664,650	99,362	5,565,547	(2)

Glenn G. Coleman	—	—	19,915	1,115,045

Carrie L. Anderson	—	—	—	—

Robert T. Davis Jr.	9,750	323,419	11,622	650,882

Daniel L. Reuvers	—	—	6,716	375,928

Eric I. Schwartz	—	—	5,522	334,026

(1)

The value realized is calculated on the basis of the difference between the per share exercise price and the market price of the Company’s common stock as reported by the NASDAQ Global Select Market on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.

(2)

This includes the market value of the shares that are vested, but delivery is deferred. These awards are also shown in the Non-Qualified Deferred Compensation Table as follows: (i) 8,839 shares of common stock underlying restricted stock units from an initial grant in March 2016 of 27,622 units (of which 1,114 units were withheld to pay taxes), of which the third installment vested fully on the third anniversary of the grant date, based on the $56.14 closing price of our common stock on the vesting date, (ii) 6,960 shares of common stock underlying restricted stock units from an initial grant in March 2017 of 21,750 units (of which 580 units were withheld to pay taxes), of which the second installment fully vested on the second anniversary of the grant date, based on the $55.91 closing price of our common stock on the vesting date, (iii) 6,204 shares of common stock underlying restricted stock units from an initial grant in March 2018 of 19,385 units (of which 258 units were withheld to pay taxes), of which the first installment fully vested on the first anniversary of the grant date, based on the $55.91 closing price of our common stock on the vesting date.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)		Aggregate Earnings (Losses) in Last Fiscal Year ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year-End ($) (f)

Peter J. Arduini	211,680	1,232,221	(1)	6,750,353	(2)	—	29,733,473	(3)

Glenn G. Coleman	144,600	—		—		—	144,600

Carrie L. Anderson	102,500	—		—		—	102,500

Daniel L. Reuvers	246,500	—		—		—	246,500

(b)

Employees may defer up to 75% of base salary and up to 100% of performance based cash bonus on a pre-tax basis. Values shown represent annual cash bonus amounts that the named executive officers elected to defer in 2019. These amounts represent compensation earned by the named executive officers in 2019 and are also reported in the Non-Equity Incentive Plan Compensation in the Summary Compensation Table above.

(1)

This represents the market value of: (i) 6,204 shares of common stock underlying restricted stock units from an initial grant in March 2018 of 19,385 units (of which 258 units were withheld to pay taxes), of which the first installment vested fully on the first anniversary of the grant date, based on the $55.91 closing price of our common stock on the vesting date, (ii) 6,960 shares of common stock underlying restricted stock units from an initial grant in March 2017 of 21,750 units (of which 580 units were withheld to pay taxes), of which the second installment fully vested on the second anniversary of the grant date, based on the $55.91 closing price of our common stock on the vesting date, (iii) 8,839 shares of common stock underlying restricted stock units from an initial grant in March 2016 of 27,622 units (of which 1,114 units were withheld to pay taxes), of which the third installment fully vested on the third anniversary of the grant date, based on the $56.14 closing price of our common stock on the vesting date.

(2)	This represents the gain in the value of 506,551 shares of common stock underlying restricted stock units and deferred performance stock units through December 31, 2019.

(3)

This represents the year-end value of the 506,551 shares of common stock underlying restricted stock units and deferred performance stock units through December 31, 2019. All of these shares are deliverable within 30 days following the first business day that occurs immediately following the six-month period after the date of Mr. Arduini’s separation from service from the Company. The aggregate balance shown is based on the $58.28 closing price of our common stock on December 31, 2019.

Potential Payments Upon Termination or Change in Control

The following agreements provide for certain payments and benefits upon any of several events of termination of employment, including termination of employment in connection with a change in control: (i) the Third Amended and Restated Employment Agreement between the Company and Peter J. Arduini, dated as of October 24, 2017 (the “Arduini Agreement”), and (ii) the Change in Control Severance Agreements, effective February 1, 2019, between the Company and each of Carrie Anderson, Glenn Coleman, Robert Davis, Jr., Daniel L. Reuvers, and Eric Schwartz (the Arduini Agreement and the Change in Control Severance Agreements are collectively referred to in this section as the “Agreements”). This section describes these payments and benefits, with amounts calculated based on the assumption that a named executive officer’s termination of employment with the Company occurred on December 31, 2019. On December 31, 2019, the Company’s common stock had a closing sale price on the NASDAQ Global Select Market of $58.28. Actual amounts payable would vary based on the date of the named executive officer’s termination of employment and can only be finally determined at that time. Unless specified otherwise, the information in this section is based upon the terms of the Agreements.

Payments upon Termination by the Company without Cause or by the Executive for Good Reason Prior to a Change in Control

The Arduini Agreement provides for the following severance payments and benefits upon termination of employment by the Company without “Cause” or by Mr. Arduini for “Good Reason” (as defined in the Arduini Agreement) before a change in control of the Company: (i) a lump sum cash severance payment equal to 2.99 times his annual base salary; (ii) Company-subsidized healthcare continuation coverage for Mr. Arduini and his dependents for up to eighteen months after his termination date; and (iii) Company-paid life and disability insurance premiums for Mr. Arduini for up to eighteen months after his termination date.

None of the unvested equity awards held by Ms. Anderson, Messrs. Arduini, Coleman, Davis, Reuvers, or Schwartz will vest upon such termination. The Arduini Agreement, which went into effect January 1, 2018, provides for accelerated time-vesting of certain equity awards in connection with Mr. Arduini’s retirement and 6 months’ prior written notice. Mr. Arduini is not currently retirement eligible under the terms of the Arduini Agreement.

Payments upon Termination for Cause or by Executive without Good Reason

The Agreements do not provide the applicable named executive officers with any payments or other benefits in the event of their termination of employment by the Company for cause or by the executive without good reason other than amounts accrued and owing, but not yet paid, as of the date of the executive’s termination of employment.

A termination for cause under each Agreement would result from an executive’s: (i) continued failure to perform the executive’s stated duties in all material respects for a specified period of time after receipt of written notice of such failure; (ii) intentional and material breach of any provision of the Agreement which is not cured

(if curable) within a specified period of time after receipt of written notice of such breach; (iii) demonstrated personal dishonesty in connection with the executive’s employment with the Company; (iv) breach of fiduciary duty in connection with the executive’s employment with the Company; (v) willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or (vi) conviction or plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.

Payments Upon Death

Only the Arduini Agreement provides severance payments and benefits upon death. If Mr. Arduini dies during the term of his employment, then the Company will pay to his estate a lump sum payment equal to one times his annual base salary. In addition, the Company will pay his eligible beneficiaries the monthly premium for COBRA family coverage under the Company’s group health plan for a period of one year from the date of his death.

All of Mr. Arduini’s unvested equity awards will vest in the event of death other than the non-deferred PSU grants in March of 2017, 2018 and 2019, which would remain outstanding and subject to the achievement of the respective performance goals. All of Ms. Anderson’s, Messrs. Coleman’s, Davis’, Reuvers’, and Schwartz’s unvested equity awards will vest in the event of death other than their respective outstanding performance stock grants, which would remain outstanding and subject to the achievement of the respective performance goals.

Payments Upon Disability

None of the Agreements provide for cash severance payments upon the executive’s termination of employment on account of their disability. In addition, each of the executive officers’ unvested equity awards will vest in the event of such executive officer’s disability in the same manner as they would in the event of death as stated above.

Under the Agreements, disability means the executive’s inability to perform his duties by reason of any medically determinable physical or mental impairment, which is expected to result in death or which has lasted or is expected to last for a continuous period of not less than six months.

Payments in Connection with a Change in Control

The Agreements provide each of the applicable named executive officers with severance payments and benefits upon termination of their employment in connection with or following a change in control.

The Arduini Agreement provides that, if Mr. Arduini’s employment with the Company is terminated by the Company other than for cause, death, or disability, or by Mr. Arduini for good reason within twenty-four months following a change in control, then the Company will pay (i) a lump-sum cash payment equal to a multiple of 2.99 times the sum of Mr. Arduini’s base salary and target cash bonus as well as (ii) a pro-rata portion of Mr. Arduini’s annual bonus for the fiscal year in which the termination date occurs, based on actual results for such year. In addition, the Company will pay Mr. Arduini for up to eighteen months after the termination date (i) Company-subsidized healthcare continuation coverage for Mr. Arduini and his dependents and (ii) Company-paid life and disability insurance premiums for Mr. Arduini.

The Change in Control Severance Agreements for Ms. Anderson, Messrs. Coleman, Davis, Reuvers, and Schwartz provide that, if any applicable named executive officer’s employment with the Company is terminated by the Company without cause or by such named executive officer for good reason within twenty-four months following a change in control, then so long as such change of control occurs before January 31, 2020, the Company will pay the following to such named executive officer: (i) a lump-sum cash payment equal to a multiple of 1.5 times the sum of the named executive officer’s base salary and target cash bonus (or 2 times in the case of Ms. Anderson and Mr. Coleman), (ii) a lump sum payment equal to a pro rata portion of such named executive officer’s target bonus for the partial fiscal year in which the termination occurs, (iii) the monthly premium for COBRA family coverage under the Company’s group health plan for up to eighteen months after the termination date, and (iv) Company paid outplacement services for up to twelve months following the termination date.

The Company’s equity plans provide for the acceleration of vesting and/or delivery of all equity compensation awards granted since January 1, 2013 for all of the named executive officers, if a change in control occurs and the named executive officers incurs a qualifying termination on or within twelve months (or on or within twenty-four months pursuant to the Arduini Agreement) following the date of such change in control. For performance stock award agreements granted in 2018 and 2019 to NEOs, any outstanding shares shall vest if such NEO incurs (i) a qualifying termination or (ii) a termination due to death or disability, in either case, on or following a change of control and prior to or on the last day of the performance period. The NEOs will receive payment of common stock underlying such grants of restricted stock, stock options, and performance stock in such event. In addition, Mr. Arduini will receive deferred payment of common stock underlying such grants of restricted stock units on the date that represents six months after the date of his termination of employment.

Under the Agreements, subject to the exceptions and further details set forth therein, a change in control would be deemed to have occurred: (i) if the beneficial ownership of securities representing more than fifty percent of the combined voting power of the voting securities of the Company is acquired by any individual, entity or group; (ii) if the individuals who, as of the date of the Agreement, constitute the Board of Directors cease for any reason during any period of at least twenty-four months to constitute at least a majority of the Board of Directors; (iii) upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity; or (iv) upon approval by the stockholders of a complete liquidation or dissolution of the Company.

Under the Change in Control Severance Agreements as well as the equity award agreements for the NEOs, a qualifying termination would be deemed to have occurred for the following reasons: (i) if the Company terminates the individual without cause or (ii) if the individual, who is a party to an employment, severance or applicable award agreement containing the definition of “Good Reason,” terminates his or her employment with the Company for good reason.

Restrictive Covenants and Other Conditions

For each of the Agreements, the foregoing severance benefits are conditioned on each executive’s execution of a mutual release. In addition, for all of the applicable named executive officers, such benefits are consideration for the restrictive covenants set forth in their respective Agreements. Specifically, during the term of their employment with the Company and the one-year period thereafter, all of such named executive officers generally may not compete against the Company or solicit employees and customers of the Company.

Summary of Potential Payments

The following table summarizes the payments that would be made by the Company to Ms. Anderson and Messrs. Arduini, Coleman, Davis, Reuvers, and Schwartz upon the events discussed above, assuming their termination of employment with the Company occurred on December 31, 2019 or a change in control of the Company occurred on December 31, 2019, as applicable.

Named Executive Officer	Termination Without Cause or With Good Reason (Before a Change In Control)	Death	Disability	Termination Without Cause, With Good Reason Death or Disability (“Double trigger” after a Change in Control)

Peter J. Arduini

Cash Severance	$2,930,200	$980,000	$—	$7,622,440

Continued Health & Other Benefits(1)	$46,762	$30,530	$—	$46,762

Acceleration of Stock Options	$—	$382,670	$382,670	$382,670

Acceleration of Other Grants(2)	$—	$2,364,012	$2,364,012	$8,785,921

Fees/Interest(3)	$24,045	$8,162	$—	$61,945

Total	$3,001,007	$3,765,373	$2,746,681	$16,899,737

Glenn G. Coleman

Cash Severance	$—	$—	$—	$2,640,000

Continued Health & Other Benefits(1)	$—	$—	$—	$32,831

Acceleration of Stock Options	$—	$173,553	$173,553	$173,553

Acceleration of Other Grants	$—	$1,335,020	$1,335,020	$2,817,767

Fees/Interest	$—	$—	$—	$—

Total	$—	$1,508,573	$1,508,573	$5,664,151

Carrie Anderson

Cash Severance	$—	$—	$—	$2,050,000

Continued Health & Other Benefits(1)	$—	$—	$—	$—

Acceleration of Stock Options	$—	$—	$—	$—

Acceleration of Other Grants	$—	$1,787,739	$1,787,739	$1,787,739

Fees/Interest	$—	$—	$—	$—

Total	$—	$1,787,739	$1,787,739	$3,837,739

Robert T. Davis, Jr.

Cash Severance	$—	$—	$—	$1,430,052

Continued Health & Other Benefits(1)	$—	$—	$—	$18,467

Acceleration of Stock Options	$—	$207,159	$207,159	$207,159

Acceleration of Other Grants	$—	$278,753	$278,753	$1,039,655

Fees/Interest	$—	$—	$—	$—

Total	$—	$485,912	$485,912	$2,695,333

Daniel L. Reuvers

Cash Severance	$—	$—	$—	$1,356,000

Continued Health & Other Benefits(1)	$—	$—	$—	$19,042

Acceleration of Stock Options	$—	$118,163	$118,163	$118,163

Acceleration of Other Grants	$—	$819,184	$819,184	$1,445,496

Fees/Interest	$—	$—	$—	$—

Total	$—	$937,347	$937,347	$2,938,702

Named Executive Officer	Termination Without Cause or With Good Reason (Before a Change In Control)	Death	Disability	Termination Without Cause, With Good Reason Death or Disability (“Double trigger” after a Change in Control)

Eric I. Schwartz

Cash Severance	$—	$—	$—	$1,275,000

Continued Health & Other Benefits(1)	$—	$—	$—	$—

Acceleration of Stock Options	$—	$20,963	$20,963	$20,963

Acceleration of Other Grants	$—	$1,809,069	$1,809,069	$2,094,180

Fees/Interest	$—	$—	$—	$—

Total	$—	$1,830,032	$1,830,032	$3,390,143

(1)

The Company will pay Mr. Arduini the monthly premium cost of COBRA health insurance as well as the Company’s monthly premium cost of the Company’s life and disability insurance plans for up to 18 months following Mr. Arduini’s termination date. The Company will pay Ms. Anderson, Messrs. Coleman, Davis, Reuvers, and Schwartz the difference between the monthly premium cost of COBRA health insurance and such executives’ personal monthly health insurance contributions that were in effect prior to such executives’ termination for up to 18 months following such executives’ termination date.

(2)	For information on vested and deferred restricted stock units, see the Nonqualified Deferred Compensation table. The value of vested awards is not included in this table.

(3)

For Mr. Arduini, the amount shown represents the interest on his severance payment (cash severance plus premium cost for health and other insurance benefits) if it is required to be delayed for six months because of the application of section 409A of the Code, with such interest applied at the rate of 1.61% compounded monthly.

The Company does not provide for any tax gross-up payments.

CEO Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, we intended to utilize the same 2018 median employee because there has been no substantive change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. During 2019, the median employee had a significant work status change that caused the employee’s compensation to no longer be representative of our median pay. Accordingly, and as permitted by SEC rules, we identified an alternate employee for 2019 whose 2018 compensation was substantially similar to the 2018 median employee’s compensation using the original identification process in 2018. See our 2018 proxy statement for information regarding the process we utilized to determine our median employee.

The 2019 median employee’s compensation was calculated consistently to prior year’s compensation using full year actual 2019 base pay earnings, bonus, commission and overtime as our consistently applied compensation measure. We determined that person’s 2019 compensation was $75,619, and our President and CEO’s compensation was $7,859,423. The ratio of CEO pay to median worker pay is 104:1.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies in our peer group may not be comparable to the pay ratio reported above, as these other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION

The Board of Directors believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of non-employee director compensation include an annual equity grant and an annual retainer.

Compensation. The compensation of directors during 2019 included the compensation payable during the period beginning with the Company’s 2019 Annual Meeting of Stockholders on May 16, 2019 and ending with the Company’s 2020 Annual Meeting of Stockholders on May 13, 2020.

As compensation for their service during the period beginning with the Company’s 2019 Annual Meeting of Stockholders, non-employee directors received an annual equity grant in the form of restricted stock with a fair market value on the date of grant of $190,000 (or $235,000 for the Chairman). Directors also received an annual retainer of $75,000, payable in one of three ways, at their election: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock. In addition, the Company paid the following separate annual cash fees to certain directors as follows: (1) $15,000 for the Nominating and Corporate Governance Committee Chair, (2) $15,000 for the Compensation Committee Chair, (3) $20,000 for the Audit Committee Chair, (4) $15,000 for the Finance Committee Chair, (5) $25,000 for the Presiding Director and (6) $75,000 for the Chairman.

The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of the Company or attendance at meetings of the Board of Directors or any committee thereof.

The following table provides details of the total compensation for non-employee directors in 2019.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1)(2) ($) (c)	Option Awards(3)(4) ($) (d)	All Other Compensation ($) (g)	Total ($) (h)

Rhonda Germany Ballintyn[1]	32,245	307,380	—	—	339,625

Keith Bradley	37,500	227,552	—	—	265,052

Stuart M. Essig	112,500	235,033	—	—	347,533

Barbara B. Hill	40,000	265,059	—	—	305,059

Lloyd W. Howell, Jr.	37,500	227,552	—	—	265,052

Donald E. Morel, Jr.	90,000	190,045	—		280,045

Raymond G. Murphy	57,500	190,045	—	—	247,545

Christian S. Schade	71,250	227,552	—	—	298,802

(1)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date.

(2)

Stock awards outstanding as of December 31, 2019 for each director consisted of restricted shares of common stock, as follows: Rhonda Germany Ballintyn — 2,697; Keith Bradley — 2,265; Stuart M. Essig — 2,340; Barbara B. Hill — 2,638; Lloyd W. Howell, Jr. — 2,265; Donald E. Morel, Jr. — 1,892; Raymond G. Murphy — 1,892; and Christian S. Schade — 2,265.

(3)

This column, if applicable, reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of assumptions used to estimate fair value, please see Note 9, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)

The aggregate number of options held by each director as of December 31, 2019 was as follows: Rhonda Germany Ballintyn— 0; Keith Bradley — 0; Stuart M. Essig — 0; Barbara B. Hill — 0; Lloyd W. Howell, Jr. — 0; Donald E. Morel, Jr. — 0; Raymond G. Murphy — 0; and Christian S. Schade — 0.

[1]	The amount reported in column (b) of the table above represents Ms. Germany Ballintyn’s pro-rata share of her annual retainer, $13,495.08, for joining as a Director during the first quarter of 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted–Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)

Equity compensation plans approved by stockholders	2,138,267	(2)	34.83	(3)	4,540,359	(4)

Total	2,138,267		34.83		4,540,359

(1)	Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)

Consists of (a) 56,537 shares of common stock underlying unvested Restricted Stock Units, (b) 40,789 shares of common stock underlying outstanding unvested contract stock, (c) 323,366 shares of common stock underlying outstanding unvested options, (d) 249,690 shares underlying unvested Performance Stock Units, (e) 42,364 shares underlying vested and deferred Performance Stock Units, (f) 464,187 shares underlying vested and deferred contract stock and (g) 961,334 shares of common stock underlying outstanding vested options. Of these amounts, the following securities are issuable under the 2003 Plan: (a) 56,537 shares of common stock underlying Restricted Stock Units, (b) 249,690 shares of common stock underlying outstanding Performance Stock Units, (c) 42,364 shares underlying vested and deferred Performance Stock Units, (d) 504,976 shares of common stock underlying contract stock and (e) 1,255,166 shares of common stock underlying outstanding options. Performance Stock Units granted in March 2017 which are vesting in March 2020 are calculated at 150% of target. Performance Stock Units granted in March 2018 and March 2019 which are vesting in March 2020 are calculated at 97% of target.

(3)	Excluding the Restricted Stock Units, performance stock and contract stock, the weighted average exercise price is $34.83.

(4)

Consists of 2,020,386 shares of common stock which remain available for issuance under the Employee Stock Purchase Plan and 2,519,973 shares which remain available for issuance under the other Approved Plans, including 2,519,179 shares under the 2003 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Germany Ballintyn, Dr. Bradley and Dr. Morel are the current members of the Compensation Committee. None of our compensation committee members currently serves, nor did they ever serve, as an officer or employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to Securities and Exchange Commission regulations. No executive officer of the Company served as a member of a Compensation Committee or a director of another entity under circumstances requiring disclosure under Securities and Exchange Commission regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to a written policy, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $100,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:

(a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

(b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

(c) any immediate family member of any of the foregoing persons; and

(d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

If the Company’s legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the Securities and Exchange Commission, the proposed transaction shall be submitted to the Audit Committee for consideration.

The Audit Committee will consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to, the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his immediate family members is the Related Person. The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

The policy provides that the above determination should be made at the next Audit Committee meeting. In those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the transaction shall be presented to the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings).

Related Person Transactions

The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries, owns a 50% interest in Plainsboro Associates. Provco Industries’ stockholders are trusts whose beneficiaries include the children of Dr. Richard E. Caruso, a principal stockholder of the Company. Dr. Caruso is Chairman Emeritus of Provco Industries. The Company paid $295,514.64 for rent of this facility for 2019.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to a Charter that the Board amended and restated on February 13, 2020, a copy of which is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal audit function, internal controls over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing an opinion as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting as of December 31, 2019. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, has discussed with the independent registered public accounting firm its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission on February 21, 2020.

The Audit Committee of the Board of Directors

RAYMOND G. MURPHY (CHAIR) LLOYD W. HOWELL, JR. CHRISTIAN S. SCHADE

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2020 by: (a) each person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, based upon Company records or statements filed with the Securities and Exchange Commission; (b) each of the Company’s directors and nominees for directors; (c) each of the named executive officers; and (d) all executive officers, directors and nominees as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person. Unless otherwise provided, the address of each individual listed below is c/o Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, NJ 08540.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Owned(1)		Right to Acquire(2)		Total		Percent of Class(3)

Carrie L. Anderson	30,675		—		30,675		*

Peter J. Arduini	183,017		682,408	(4)	865,425		1.0%

Rhonda G. Ballintyn	9,781		—		9,781		*

Keith Bradley, Ph.D	44,779		—		44,779		*

Glenn G. Coleman	35,622		186,874		222,496		*

Robert T. Davis, Jr.	37,272		50,186		87,458		*

Stuart M. Essig, Ph.D	2,032,300		—		2,032,300		2.4%

Barbara B. Hill	68,660		—		68,660		*

Lloyd W. Howell, Jr	39,629		—		39,629		*

Donald E. Morel, Jr., Ph.D.	43,862		—		43,862		*

Raymond G. Murphy	69,787	(5)	—		69,787	(5)	*

Daniel L. Reuvers	35,192		35,053		70,245		*

Christian S. Schade	37,165		—		37,165		*

Eric I. Schwartz	31,041		3,792		34,833		*

All directors, nominees for director and executive officers as a group (16 persons)	2,711,602		974,264	(4)	3,685,866		4.3%

Richard E. Caruso, Ph.D., Tru St Partnership LP Provco Leasing Corporation, and The Uncommon Individual Foundation 795 E. Lancaster Avenue, Suite 200, Villanova, PA	11,025,339	(6)	29,534	(6)	11,054,873	(6)	13.0%

Capital Research & Management Co. (Global Investors) 333 South Hope Street Los Angeles, CA 90071	9,120,953	(7)	—		9,120,953	(7)	10.8%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,668,026	(8)	—		6,668,026	(8)	7.9%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	6,650,699	(9)	—		6,650,699	(9)	7.9%

Champlain Investment Partners, LLC 180 Battery Street, Suite 400 Burlington, VT 05401	6,066,660	(10)	—		6,066,660	(10)	7.2%

Wellington Management Group LLP co. Wellington Management Company LLP 280 Congress Street Boston, MA 02210	5,166,760	(11)	—		5,166,760	(11)	6.1%

Janus Henderson Group plc 201 Bishopsgate EC2M 3AE, United Kingdom Citizenship: Jersey, Channel Island	4,312,847	(12)	—		4,312,847	(12)	5.1%

*	Represents beneficial ownership of less than 1%.

(1)	Excludes shares that may be acquired through stock option exercises, restricted stock units or performance stock.

(2)

Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of February 28, 2020 upon (i) the exercise of an option or other convertible security as well as (ii) the vesting of performance stock are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(3)	As of February 28, 2020, we had 84,558,616 shares of common stock outstanding.

(4)

Excludes outstanding Restricted Stock Units awarded to Mr. Arduini that vested but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of February 28, 2020. Such Restricted Stock Units are deferred and shall be delivered to Mr. Arduini within 30 days following the first business day that occurs immediately following the six-month period after the date of his separation of service. Also excludes 42,364 outstanding PSUs awarded to Mr. Arduini in March 2013 that vested but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of February 28, 2020. Such PSUs are deferred and shall be delivered to Mr. Arduini within 30 days following the first business day that occurs immediately following the six-month period after the date of his separation of service.

(5)	Includes 28,761 shares held by Mr. Murphy’s spouse in a revocable trust of which his spouse is trustee. Mr. Murphy disclaims beneficial ownership of these shares.

(6)

Richard E. Caruso, Ph.D reports a total of 11,054,873 beneficially owned shares in the aggregate which includes 10,891,205 shares held by Tru St Partnership, L.P., a Pennsylvania limited partnership (“Tru St”). Dr. Caruso is the Chairman Emeritus of Provco Leasing Corporation (“Provco”). Dr. Caruso holds the honorary title of Chairman Emeritus of The Uncommon Individual Foundation. As of December 31, 2019, Provco and The Uncommon Individual Foundation are the owners of 0 shares of common stock. Provco is the corporate general partner of Tru St. Dr. Caruso may be deemed to have shared voting and dispositive power over the shares held by Tru St, Provco and The Uncommon Individual Foundation. Also includes 134,134 shares owned by Dr. Caruso and options to purchase 29,534 shares of common stock that are exercisable within 60 days of February 28, 2020. Dr. Caruso disclaims beneficial ownership of the shares held by Tru St, Provco and The Uncommon Individual Foundation, except to the extent of his pecuniary interest therein. Dr. Caruso’s address is c/o The Provco Group, LTD, 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Dr. Caruso with the Securities and Exchange Commission on February 10, 2020.

(7)

Capital Research & Management Co. (Global Investors) has sole voting power of 9,120,953 shares and sole dispositive power over all of the 9,120,953 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Capital Research Global Investors. with the Securities and Exchange Commission on February 13, 2020.

(8)

BlackRock, Inc. has sole voting power of 6,668,026 shares and sole dispositive power over all of the 6,668,026 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on February 5, 2020.

(9)

The Vanguard Group has sole voting power of 36,689 shares and sole dispositive power of 6,607,968 shares of the total 6,650,699 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 27,476 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 24,468 shares as a result of its serving as investment manager of Australian investment offerings. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by The Vanguard Group with the Securities and Exchange Commission on February 12, 2020.

(10)

Champlain Investment Partners, LLC has sole voting power of 5,085,430 shares of the total 6,066,660 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Champlain Investment Partners, LLC with the Securities and Exchange Commission on February 13, 2020.

(11)

Wellington Management Group LLP has shared voting power of 4,613,522 shares of the total 5,166,760 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Wellington Management Group LLP with the Securities and Exchange Commission on January 28, 2020.

(12)

Janus Henderson Group plc has shared voting power of the total 4,312,847 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Janus Henderson Group plc with the Securities and Exchange Commission on February 14, 2020.

STOCKHOLDER PROPOSALS

The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2021 Annual Meeting of Stockholders is December 9, 2020. Such proposals must be sent to: Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Offer and Secretary. The date after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is December 9, 2020. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange is received by the Company after December 9, 2020, then the Company’s proxy for the 2021 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such annual meeting of stockholders.

Our Bylaws require, among other things, that a stockholder may present a proposal at the 2021 Annual Meeting that is not included in the proxy statement if proper written notice is received by our Executive Vice President, Chief Legal Officer and Secretary at our principal executive offices between January 13, 2021 and the close of business on February 12, 2021. The proposal must contain the specific information required by our Bylaws. You may obtain a copy of the Bylaws by writing to our Executive Vice President, Chief Legal Officer and Secretary.

OTHER MATTERS

A copy of the Company’s 2019 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company’s directors and officers, and the charters for each of our Audit, Compensation, and Nominating and Corporate Governance Committees are accessible via our website at www.integralife.com through the “Investors” link under the heading “Corporate Governance.” We intend to post any amendment or waiver to our Code of Conduct on our website within the time period required by the SEC.

The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on February 21, 2020. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the investor relations department, at the offices of the Company set forth on page one of this Proxy Statement.

By order of the Board of Directors,

/S/ ERIC SCHWARTZ
Eric Schwartz

Executive Vice President, Chief Legal Officer

and Secretary

Princeton, New Jersey

April 8, 2020

APPENDIX A

Reconciliations of Non-GAAP Financial Measures

Reconciliations of GAAP Net Income to EBITDA and Adjusted EBITDA

($ in millions)	2019	2018

GAAP net income	$50.2	$60.8

Non-GAAP adjustments

Depreciation Expense	41.7	42.2

Intangible asset amortization expense	67.1	66.7

Other (income) expense, net	(7.0)	(8.3)

Interest (income) expense, net	43.2	61.1

Income tax (benefit) expense	9.9	(3.4)

Subtotal of non-GAAP adjustments	$154.9	$158.3

EBITDA	$205.1	$219.1

Structural optimization charges	17.6	19.6

Acquisition-related charges	124.7	93.9

Discontinued product line charges	9.2	—

Impairment charges	5.8	4.9

EU Medical Device Regulation charges	6.2	—

Litigation charges	0.1	4.6

Total of Non-GAAP adjustments	$318.4	$281.3

Adjusted EBITDA	$368.6	$342.1

Reconciliations of GAAP Total Revenue to Organic Revenue

($ in thousands)	2019		2018

GAAP Total Reported Revenues	$1,517,557		$1,472,441

Non-GAAP adjustments

Impact of changes in currency exchange rates	$12,515		$—

Less contribution of revenues from acquisitions	$(258	)(1)	$—

Less contribution of revenues from divested products	$(3,298	)(2)	$(10,688	)(2)

Less contribution of revenues from discontinued products	$(25,916	)(2)	$(29,360	)(2)

Subtotal of non-GAAP adjustments	$(16,957)		$(40,048)

Total Organic Revenues	$1,500,600		$1,432,393

(1)	Includes revenues from Arkis Biosciences.
(2)	Organic revenue has been adjusted for 2019 and 2018 to account for divestitures and discontinued products.

A-1

Printed with Inks containing Soy and/or Vegetable oils

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D09820-Z77027 1a. Peter J. Arduini 1. The Election of Directors: Nominees: 1d. Stuart M. Essig 1b. Rhonda G. Ballintyn 1c. Keith Bradley 1g. Donald E. Morel, Jr. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1e. Barbara B. Hill 1f. Lloyd W. Howell, Jr. For address changes and/or comments, please check this box and write them on the back where indicated. 1h. Raymond G. Murphy 3. A non-binding resolution to approve the compensation of our named executive officers. NOTE: In their discretion, the Proxies are authorized to the extent permitted by the rules of the Securities and Exchange Commission to vote upon such other business as may properly come before the meeting or any adjournment thereof. 1i. Christian S. Schade 2. The Proposal to rat i fy the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2020. For Against Abstain For Against Abstain INTEGRA LIFESCIENCES HOLDINGS CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2 AND 3. INTEGRA LIFESCIENCES HOLDINGS CORPORATION 1110 CAMPUS ROAD PRINCETON, NEW JERSEY 08540 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card, and annual report are available at http://investor.integralife.com/financials.cfm ANNUAL MEETING OF STOCKHOLDERS OF INTEGRA LIFESCIENCES HOLDINGS CORPORATION May 13, 2020 D09821-Z77027 PROXY CARD INTEGRA LIFESCIENCES HOLDINGS CORPORATION 1100 CAMPUS ROAD, PRINCETON, NEW JERSEY 08540 PROXY—Annual Meeting of Stockholders—Wednesday, May 13, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Peter J. Arduini and Carrie L. Anderson as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Integra LifeSciences Holdings Corporation (the “Company”) held of record by the undersigned on March 30, 2020 at the Annual Meeting of Stockholders to be held on Wednesday, May 13, 2020 or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE ON THIS PROXY WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 2 AND 3; FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; AND IN ACCORDANCE WITH THE PROXIES’ JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be signed on the reverse side.)